As filed with the Securities and Exchange Commission on March 16, 2016

No. 333-209523

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VINCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	75-3264870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 5th Avenue-20th Floor

New York, New York 10110

(212) 515-2600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Stefko

Chief Financial Officer

500 5th Avenue-20th Floor

New York, New York 10110

(212) 515-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gerald T. Nowak, P.C.

Bradley Reed

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller company reporting)	Smaller reporting company	☐

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion, March 16, 2016

VINCE HOLDING CORP.

Up to 11,818,181 Shares of Common Stock

Issuable Upon Exercise of Rights to Subscribe for Such Shares at $5.50 per Share

We are distributing at no charge to the holders of our common stock on March 23, 2016, which we refer to as the record date, non-transferable rights to purchase up to an aggregate of 11,818,181 new shares of our common stock. We will distribute to you, a rights holder, one non-transferable right for every share of our common stock that you own on the record date. Each right entitles the holder to purchase 0.3191 shares of our common stock, which we refer to as the subscription right, at the subscription price of $5.50 per whole share of common stock, which we refer to as the subscription price. Rights holders who fully exercise their subscription rights will be entitled to subscribe for additional shares of our common stock that remain unsubscribed as a result of any unexercised subscription rights, which we refer to as the over-subscription right. The over-subscription right allows a rights holder to subscribe for an additional amount equal to up to 20% of the shares of our common stock for which such holder was otherwise entitled to subscribe pursuant to the subscription right (calculated prior to the exercise of any subscription rights). We refer to the subscription rights and over-subscription rights collectively as rights. Rights may only be exercised in aggregate for whole numbers of shares of our common stock; no fractional shares of our common stock will be issued in this offering.

The rights will expire at 5:00 p.m., New York City time, on April 14, 2016, which date we refer to as the expiration date, unless extended as described herein. We may extend the period for exercising the rights, subject to the terms of the Investment Agreement described below. You may not rescind your subscriptions after receipt of your payment for the subscription price except as described in this prospectus. Rights that are not exercised prior to the expiration date will expire and have no value. There is no minimum number of shares of our common stock that we must sell in order to complete this offering.

Our shares of common stock are traded on the New York Stock Exchange, or NYSE, under the symbol “VNCE.” The closing price of our shares of common stock on March 15, 2016 was $7.33 per share. The rights are non-transferable and will not be listed for trading on the NYSE or any other securities exchange or automated quotation system.

We have entered into an investment agreement, or the Investment Agreement, with Sun Cardinal, LLC, or Sun Cardinal, and SCSF Cardinal, LLC, or SCSF Cardinal, under which we have agreed to issue and sell to Sun Cardinal and SCSF Cardinal, and Sun Cardinal and SCSF Cardinal have agreed to purchase from us, at a price per share equal to the subscription price, an aggregate number of shares of our common stock equal to (x) $65.0 million minus (y) the aggregate proceeds of this offering, which we refer to as the Backstop Commitment, subject to the terms and conditions of the Investment Agreement. As of the record date for this offering, Sun Cardinal and SCSF Cardinal, together with their affiliates, beneficially owned approximately 55.3% of our common stock, and four of our eight directors are affiliated with Sun Cardinal, SCSF Cardinal or their affiliates. As holders of our common stock on the record date, Sun Cardinal, SCSF Cardinal and their affiliates will have the right to exercise their subscription rights and their over-subscription rights in this offering, although they are not required to do so. The purchase of shares of our common stock by Sun Cardinal and SCSF Cardinal pursuant to the Backstop Commitment would be effected in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, and would not be registered pursuant to the registration statement of which this prospectus forms a part.

This offering is being made directly by us. We are not using an underwriter or selling agent. We have engaged Broadridge Corporate Issuer Solutions, Inc., or Broadridge, to serve as our subscription and information agent for this offering. Broadridge will hold in escrow the funds we receive from subscribers until we complete or cancel this offering.

An investment in our common stock involves risks. See “Risk Factors” beginning on page 7 of this prospectus. We and our board of directors are not making any recommendation regarding your exercise of the rights. As a result of the terms of this offering, stockholders who do not fully exercise their rights will own, upon completion of this offering, a smaller proportional interest in us than otherwise would be the case had they fully exercised their rights. See “Risk Factors—Risks Related to Our Structure and This Offering—Your interest in us may be diluted as a result of this offering” in this prospectus for more information.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

If you have any questions or need further information about this offering, please call Broadridge, our information agent for this offering, at +1 (855) 793-5068 (toll-free).

It is anticipated that delivery of the common stock purchased in this offering will be made on or about May 10, 2016.

The date of this prospectus is                     , 2016

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or any free writing prospectus we may authorize to be delivered to you. We have not, and have not authorized anyone else, to provide you with different or additional information. We are not making an offer of securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus regardless of its time of delivery, and you should not consider any information in this prospectus or in the documents incorporated herein by reference to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

As used in this prospectus, “Vince,” “Company,” “we,” “our” and “us” refer to Vince Holding Corp. and its wholly-owned subsidiaries, including Vince Intermediate Holding, LLC and Vince, LLC.

PROSPECTUS SUMMARY

The following summary provides an overview of certain information about Vince and this offering and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus and the documents we incorporate by reference. You should read this entire prospectus and the documents that we incorporate by reference carefully before making a decision about whether to invest in our securities. References to “fiscal 2015” mean the fiscal year ended January 30, 2016, “fiscal 2014” mean the fiscal year ended January 31, 2015 and “fiscal 2013” mean the fiscal year ended February 1, 2014.

Overview

Vince is a leading contemporary fashion brand best known for modern effortless style and everyday luxury essentials. Founded in 2002, the brand now offers a wide range of women’s and men’s apparel, women’s and men’s footwear, and handbags. Vince products are sold in prestige distribution worldwide, including approximately 2,500 distribution points across 38 countries. While we have recently experienced a slowdown in net sales, we believe that we can generate long-term growth by expanding our product offering, expanding our selling into international markets and growing our own branded retail and e-commerce direct-to-consumer business.

We have a small number of wholesale partners who account for a significant portion of our net sales. Net sales to the full-price, off-price and e-commerce operations of our three largest wholesale partners were 58% of our total revenue for the nine months ended October 31, 2015, 49% of our total revenue for fiscal 2014 and 46% of our total revenue for fiscal 2013. These partners include Nordstrom, Saks Fifth Avenue and Neiman Marcus, each accounting for more than 10% of our total revenue for the nine months ended October 31, 2015, fiscal 2014 and fiscal 2013. We design our products in the U.S. and source the vast majority of our products from contract manufacturers outside the U.S., primarily in Asia and South America.

We serve our customers through a variety of channels that reinforce the Vince brand image. Our diversified channel strategy allows us to introduce our products to customers through multiple distribution points that are reported in two segments: wholesale and direct-to-consumer. Our wholesale segment is comprised of sales to premier department stores and specialty stores in the U.S. and in select international markets, with U.S. wholesale representing 58%, 67% and 71% of our sales for the nine months ended October 31, 2015, fiscal 2014 and fiscal 2013, respectively, and the total wholesale segment representing 69%, 76% and 79% of our sales for the nine months ended October 31, 2015, fiscal 2014 and fiscal 2013, respectively. We believe that our historical success in the U.S. wholesale channel and our strong relationships with premier wholesale partners provide opportunities for future growth. These growth initiatives include creating enhanced product assortments and brand extensions through both in-house development activities and licensing arrangements, as well as continuing the build-out of branded shop-in-shops in select wholesale partner locations. We also believe international wholesale, which represented 10% of net sales for the nine months ended October 31, 2015, 9% of net sales for fiscal 2014 and 8% of net sales for fiscal 2013, presents a significant growth opportunity as we strengthen our presence in existing geographies and introduce Vince in new markets globally. Our wholesale segment also includes our licensing business related to our licensing arrangements for our women’s and men’s footwear line.

Our direct-to-consumer segment includes our retail and outlet stores and our e-commerce business. In 2008, we initiated a direct-to-consumer strategy with the opening of our first retail store. As of October 31, 2015, our products were sold at 2,539 doors through our wholesale partners in the U.S. and international markets and we operated 46 retail stores, including 34 full-price stores and 12 outlet stores, throughout the United States. We opened nine new retail stores during the first three quarters of fiscal 2015. Based on a combination of third-party analyses and internal projections, we believe that the U.S. market can currently support at least 100 free-standing Vince store locations. The direct-to-consumer segment also includes our e-commerce website, www.vince.com, which was launched in 2008 and re-launched with enhancements to the website during fiscal 2014. The direct-to-consumer segment accounted for 31% of net sales of the nine months ended October 31, 2015, 24% of net sales for fiscal 2014 and 21% of net sales for fiscal 2013. We expect sales from this channel to continue to grow as we drive productivity in existing stores, open new stores and continue to make improvements in our e-commerce business.

See “Item 1—Business” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 (filed with the SEC on March 27, 2015), as amended or supplemented by the Company’s Quarterly Reports on Form 10-Q for fiscal year 2015, for more information regarding our business. Effective February 1, 2015 the Company early adopted Accounting Standard Update 2015-03, “Simplifying the Presentation of Debt Issuance Costs”, which requires deferred financing fees to be presented as a direct reduction of the carrying value of long-term debt, rather than an asset. Accordingly, the condensed consolidated balance sheet as of May 2, 2015, August 1, 2015, October 31, 2015 and January 31, 2015, contained in the Company’s Quarterly Reports on Form 10-Q for fiscal 2015 as filed with the SEC, have been conformed to the new presentation. The Company has not restated its consolidated financial statements as of January 31, 2015 and February 1, 2014 (as filed with the SEC on Form 10-K on March 27, 2015 and April 4, 2014, respectively) to reflect this adoption.

The Rights Offering and Backstop Commitment

The Offer

We are distributing at no charge to the holders of our common stock on March 23, 2016, which we refer to as the record date, non-transferable rights to purchase up to an aggregate of 11,818,181 new shares of our common stock. We will distribute to each holder, who we refer to as a rights holder or you, one non-transferable right for every share of our common stock that you own on the record date (1 for 1). Each right entitles the rights holder to purchase 0.3191 shares of our common stock, which we refer to as the subscription right, at the subscription price of $5.50 per whole share of our common stock, which we refer to as the subscription price.

Over-Subscription Right

Rights holders who fully exercise their subscription rights will be entitled to subscribe for additional shares of our common stock that remain unsubscribed as a result of any unexercised subscription rights, which we refer to as the over-subscription right. The over-subscription right allows a rights holder to subscribe for an additional amount equal to up to 20% of the shares of our common stock for which such subscriber was otherwise entitled to subscribe pursuant to the subscription right (calculated prior to the exercise of subscription rights). If sufficient remaining shares of our common stock are available, all over-subscription requests will be honored in full, subject to the 20% cap. Shares of our common stock that may be acquired pursuant to the over-subscription right are subject to certain limitations and pro rata allocations. See “The Rights Offering—Over-Subscription Right.”

Exercise of Rights

We refer to the subscription rights and over-subscription rights collectively as rights.

Rights may be exercised at any time during the subscription period, which commences on March 29, 2016, and ends at 5:00 p.m., New York City time, on April 14, 2016, the expiration date, unless extended by us. The rights are non-transferable.

Rights may only be exercised in aggregate for whole numbers of shares of our common stock; no fractional shares of our common stock will be issued in this offering. All exercises of rights and over-subscription rights are irrevocable.

Termination

The Audit Committee of our board of directors, with the assistance of the Company’s capital markets advisor, may continue to explore and evaluate other potential transactions, other than this offering and the Backstop Commitment (as defined below), that would provide us with liquidity in an amount equal to, or in excess of, that expected as a result of this offering and the Backstop Commitment, including, without limitation, a rights offering with respect to our securities that is backstopped by a party other than Sun Cardinal and SCSF Cardinal. Unless approved by our entire board of directors (and not a committee thereof), this offering may only be terminated with the consent of Sun Cardinal and SCSF Cardinal or after the termination of the Investment Agreement in accordance with its terms. The Investment Agreement may be terminated by us if we have entered into a definitive agreement to effect a Superior Transaction. In general, a Superior Transaction is defined in the Investment Agreement as (1) a debt or equity financing transaction (other than this offering and the Backstop Commitment) or (2) a transaction involving the sale of 50% or more of our total voting power or of all or substantially all of our consolidated assets, that, in either case, our Board (or a committee thereof consisting only of disinterested directors) determines in good faith is in the best interests of our stockholders, including, in the case of a debt or equity financing transaction, a determination that such transaction would provide us with liquidity in an amount in excess of that expected to result from this offering and the Backstop Commitment or result in more favorable economic terms for us than this offering and the Backstop Commitment.

In the event of such a termination, we will owe Sun Cardinal and SCSF Cardinal a termination fee equal to an aggregate of $1.69 million (less the amount of the commitment fee previously paid under the Investment Agreement). See “The Investment Agreement—Termination.” If this offering is terminated, all rights will expire without value and we will promptly arrange for the refund, without interest or penalty, of all funds received from rights holders. All monies received by the subscription agent in connection with this offering will be held by the subscription agent, on our behalf, in a segregated interest-bearing account at a negotiated rate. All such interest shall be payable to us even if we determine to terminate this offering and return your subscription payment.

Non-Transferability of Rights

The rights are evidenced by a subscription certificate and are non-transferable. The rights will not be listed for trading on the NYSE. The shares of our common stock issued in this offering will be listed on the NYSE.

Backstop Commitment; Investment Agreement

On December 9, 2015, we received a Rights Offering Commitment Letter, or the Commitment Letter, from Sun Capital V, L.P., or Sun Capital V, an affiliate of Sun Capital Partners, Inc. or Sun Capital Partners, that, in the event we consummated a rights offering, provided us with an amount equal to $65.0 million of cash proceeds reduced by the aggregate proceeds received from any completed rights offering, or the Contribution Obligation. Pursuant to the Commitment Letter, we were required, simultaneously with the funding of the Contribution Obligation by Sun Capital V, or one or more of its affiliates, to issue to Sun Capital V or one or more of its affiliates the applicable number of shares of our common stock at a price calculated in accordance with the terms of the Commitment Letter. In the event a rights offering did not commence on or before March 8, 2016, the Commitment Letter required that we pay Sun Capital V a commitment fee equal to $950,000 as of the earlier of the completion of such offering or the funding of the Contribution Obligation. Sun Capital V subsequently extended the commencement deadline to March 29, 2016.

On March 15, 2016, we entered into an Investment Agreement, or the Investment Agreement, with Sun Cardinal and SCSF Cardinal, which are also affiliates of Sun Capital Partners, pursuant to which we agreed to issue and sell to Sun Cardinal and SCSF Cardinal, and Sun Cardinal and SCSF Cardinal agreed to purchase from us, an aggregate number of shares of our common stock equal to (x) $65.0 million, minus (y) the aggregate proceeds of this offering, at a price per share equal to the subscription price, subject to the terms and conditions of the Investment Agreement. As holders of our common stock on the record date, Sun Cardinal, SCSF Cardinal and their affiliates will have the right to exercise their subscription rights and their over-subscription rights in this offering, although they are not required to do so. We refer to the transaction contemplated by the Investment Agreement as the Backstop Commitment. The closing of the transactions contemplated by the Investment Agreement is subject to satisfaction or waiver of customary conditions, including compliance with covenants and the accuracy of representations and warranties provided in the Investment Agreement, consummation of this offering, the receipt of all required regulatory approvals, including under the Hart-Scott-Rodino Act, and no material adverse effect with respect to our financial condition, business, properties, assets, liabilities or results of operations. The $950,000 commitment fee contemplated by the Commitment Letter will be payable to Sun Cardinal and SCSF Cardinal in the event a rights offering does not commence on or before March 29, 2016, with payment due upon the earliest of the completion of this offering, the funding under the Investment Agreement or the termination of the Investment Agreement. The Investment Agreement supersedes the Commitment Letter. For additional information on the Investment Agreement, see “The Investment Agreement.”

The purchase of shares by Sun Cardinal and SCSF Cardinal pursuant to the Investment Agreement would be effected in a transaction exempt from the registration requirements of the Securities Act, and would not be registered pursuant to the registration statement of which this prospectus forms a part. Sun Cardinal and SCSF Cardinal will be entitled to certain registration rights with respect to shares of our common stock they acquire under the Backstop Commitment, pursuant to the Registration Agreement, dated as of February 20, 2008, among us, Sun Cardinal, SCSF Cardinal and the other investors party thereto. See “The Investment Agreement—Registration Rights.”

Use of Proceeds

We intend to use a portion of the net proceeds received from the exercise of the rights and the Backstop Commitment to (1) repay the amount owed by us under the Tax Receivable Agreement with Sun Cardinal, for itself and as a representative of the other stockholders party thereto, or the Tax Receivable Agreement, for the tax benefit with respect to the 2014 taxable year, equal to approximately $21.8 million plus accrued interest, and (2) repay all outstanding indebtedness under our revolving credit facility. As of October 31, 2015, $32.9 million of indebtedness was outstanding under our revolving credit facility and, as of the expiration date of this offering, we estimate that approximately $25.0 million of indebtedness will be outstanding. We intend to use the remaining net proceeds for general corporate purposes, which may include future amounts owed by us under the Tax Receivable Agreement. The Tax Receivable Agreement payment is owed to certain stockholders of the Company prior to our initial public offering, or the Pre-IPO Stockholders, including Sun Cardinal and other affiliates of Sun Capital Partners. As of the record date, Sun Capital Partners and its affiliates beneficially owned approximately 55.3% of our common stock, and four of our eight directors are affiliated with Sun Capital Partners and its affiliates. See “Use of Proceeds.”

Subscription and Information Agent

Broadridge Corporate Issuer Solutions, Inc., or Broadridge, will act as the subscription and information agent in connection with this offering. You may contact Broadridge, which we refer to as the subscription or information agent, with questions toll-free at +1 (855) 793-5068.

How to Obtain Subscription Information

•	Contact your broker-dealer, trust company, or other nominee where your rights are held, or

•	Contact the information agent toll-free at +1 (855) 793-5068.

How to Subscribe

•	Deliver a completed subscription certificate and the required payment to the subscription agent by the expiration date, or

•	If your shares are held in an account with your broker-dealer, trust company, bank or other nominee, which qualifies as an Eligible Guarantor Institution under Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, have your Eligible Guarantor Institution deliver a notice of guaranteed delivery to the subscription agent by the expiration date.

Important Dates to Remember

Set forth below are certain important dates for this offering, which are generally subject to extension:

Record Date	March 23, 2016
Commencement Date	March 29, 2016
Expiration Date(1)	April 14, 2016
Deadline for Delivery of Subscription Certificates and Payment for Shares(2)	April 14, 2016
Deadline for Delivery of Notice of Guaranteed Delivery(2)	April 14, 2016
Deadline for Delivery of Subscription Certificates and Payment for Shares pursuant to Notice of Guaranteed Delivery	April 19, 2016
Anticipated delivery of common stock purchased in this offering	May 10, 2016

(1)	Unless extended by us, which extension requires the consent of Sun Cardinal and SCSF Cardinal if it results in this offering remaining open for more than 20 days.
(2)	Participating rights holders must, by the expiration date of this offering (unless this offering is extended), either (i) deliver a subscription certificate and payment for shares or (ii) cause to be delivered on their behalf a notice of guaranteed delivery.

Ownership Restrictions

We will require each rights holder exercising its rights to represent to us in the subscription certificate that, together with any of its affiliates or associates, it will not beneficially own more than 14.99% of our outstanding shares of common stock (calculated immediately upon closing of this offering after giving effect to the Backstop Commitment) as a result of the exercise of rights. With respect to any stockholder (other than Sun Cardinal, SCSF Cardinal and their affiliates) who already beneficially owns in excess of 14.99% of our outstanding shares of common stock, we will require such holder to represent to us in the subscription certificate that they will not, via the exercise of their rights, increase their proportionate interest in our common stock.

Any rights holder found to be in violation of either such representation will have granted to us in the subscription certificate, with respect to any such excess shares, (1) an irrevocable proxy and (2) a right for a limited period of time to repurchase such excess shares at the lesser of the subscription price and market price, each as set forth in more detail in the subscription certificate.

Risk Factors

Investing in our common stock involves a high degree of risk. You should consider carefully the information discussed in “Risk Factors.” Some of these risks include the following:

•	intense competition in the apparel and fashion industry could reduce our sales and profitability;

•	our business depends on a strong brand image, and if we are not able to maintain or enhance our brand, particularly in new markets where we have limited brand recognition, we may be unable to sell sufficient quantities of our merchandise, which would harm our business and cause our results of operations to suffer;

•	if we lose additional key personnel or are unable to assimilate and retain our permanent CEO, CFO and other key personnel, we may not be able to successfully operate or grow our business;

•	our ability to continue to have the liquidity necessary to service our debt, meet contractual payment obligations, including under the Tax Receivable Agreement, and fund our operations depends on many factors, including our ability to complete this offering and receive funds pursuant to the Backstop Commitment, generate sufficient cash flow from operations, maintain adequate availability under our revolving credit facility or obtain other financing;

•	this offering may cause the price of our common stock to decline and it may not recover for a substantial period of time or at all;

•	the subscription price determined for this offering and the backstop subscription price under the Investment Agreement may not be indicative of the fair value of our common stock; and

•	your interest in us may be diluted as a result of this offering.

Corporate Information

Our corporate headquarters are located at 500 5th Avenue, 20th Floor, New York, New York, 10110, and our telephone number is (212) 515-2600. Our corporate website address is www.vince.com. The information contained in, or accessible through, our corporate website does not constitute part of this prospectus.

RISK FACTORS

Exercising your rights and investing in our common stock involves risks. You should consider carefully the following information about these risks, together with the other information incorporated by reference into this prospectus, before investing in our shares of common stock. These risks could have a material adverse effect on our business, financial condition, liquidity and results of operations and the market price of our common stock.

Risks Related to Our Business

Intense competition in the apparel and fashion industry could reduce our sales and profitability.

As a fashion company, we face intense competition from other domestic and foreign apparel, footwear and accessories manufacturers and retailers. Competition may result in pricing pressures, reduced profit margins, lost market share or failure to grow our market share, any of which could substantially harm our business and results of operations. Competition is based on many factors including, without limitation, the following:

•	establishing and maintaining favorable brand recognition;

•	developing products that appeal to consumers;

•	pricing products appropriately;

•	determining and maintaining product quality;

•	obtaining access to sufficient floor space in retail locations;

•	providing appropriate services and support to retailers;

•	maintaining and growing market share;

•	hiring and retaining key employees; and

•	protecting intellectual property.

Competition in the apparel and fashion industry is intense and is dominated by a number of very large brands, many of which have longer operating histories, larger customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution and other resources than we do. These capabilities of our competitors may allow them to better withstand downturns in the economy or apparel and fashion industry. Any increased competition, or our failure to adequately address any of these competitive factors, could result in reduced sales, which could adversely affect our business, financial condition and operating results.

Competition, along with such other factors as consolidation within the retail industry and changes in consumer spending patterns, could also result in significant pricing pressure and cause the sales environment to be more promotional, as it has been in recent years. If promotional pressure remains intense, either through actions of our competitors or through customer expectations, this may cause us to reduce our sales prices to our wholesale partners and retail consumers, which could cause our gross margins to decline if we are unable to appropriately manage inventory levels and/or otherwise offset price reductions with comparable reductions in our operating costs. If our sales prices decline and we fail to sufficiently reduce our product costs or operating expenses, our profitability may decline, which could have a material adverse effect on our business, financial condition and operating results.

General economic conditions in the U.S. and other parts of the world, including a continued weakening of the economy and restricted credit markets, can affect consumer confidence and consumer spending patterns.

The apparel industry has historically been subject to cyclical variations, recessions in the general economy or uncertainties regarding future economic prospects that affect consumer spending habits which could negatively impact our business overall, the carrying value of our tangible and intangible assets and specifically sales, gross margins and profitability. The success of our operations depends on consumer spending. Consumer spending is impacted by a number of factors, including actual and perceived economic conditions affecting disposable consumer income (such as unemployment, wages, energy costs and consumer debt levels), business conditions, interest rates and availability of credit and tax rates in the general economy and in the international, regional and local markets in which our products are sold.

Recent global economic conditions have included significant recessionary pressures and declines in employment levels, disposable income and actual and/or perceived wealth and further declines in consumer confidence and economic growth. The recent depressed economic environment was characterized by a decline in consumer discretionary spending and has disproportionately affected retailers and sellers of consumer goods, particularly those whose goods are viewed as discretionary or luxury purchases, including fashion apparel and accessories such as ours. During such recessionary periods, we may have to increase the number of promotional sales or otherwise dispose of inventory which we have previously paid to manufacture. While we have seen occasional signs of stabilization in the North American markets in recent years, the recent recession may have resulted in a shift in consumer spending habits that makes it unlikely that spending will return to prior levels for the foreseeable future as the promotional environment has continued and may continue going forward. Such factors as well as another shift towards recessionary conditions could adversely impact our sales volumes and overall profitability in the future.

Further, recent concerns that European countries could default on their national debt have caused instability in the European economy, which is one of the areas that we are currently targeting for international expansion. Continued economic and political volatility and declines in the value of the Euro or other foreign currencies could negatively impact the global economy as a whole and have a material adverse effect on the profitability and liquidity of our international operations, as well as hinder our ability to grow through expansion in the international markets. In addition, domestic and international political situations also affect consumer confidence. The threat, outbreak or escalation of terrorism, military conflicts or other hostilities around the world could lead to decreases in consumer spending.

Our ability to continue to have the liquidity necessary to service our debt, meet contractual payment obligations, including under the Tax Receivable Agreement, and fund our operations depends on many factors, including our ability to generate sufficient cash flow from operations, maintain adequate availability under our Revolving Credit Facility (as defined below) or obtain other financing.

Our ability to timely service our indebtedness, meet contractual payment obligations and to fund our operations will depend on our ability to generate sufficient cash, either through cash flows from operations, borrowing availability under our up to $80.0 million Revolving Credit Facility with Bank of America, N.A., or the Revolving Credit Facility, or other financing. Our recent financial results have been, and our future financial results are expected to be, subject to substantial fluctuations impacted by business conditions and macroeconomic factors.

The Company had expected to make a required payment under the Tax Receivable Agreement in the fourth quarter of 2015. As a result of lower than expected cash from operations due to weaker than projected performance, and the level of projected availability under the Revolving Credit Facility, we concluded that we would not be able to fund the payment when due. Accordingly, on September 1, 2015, we entered into an amendment to the Tax Receivable Agreement with Sun Cardinal, an affiliate of Sun Capital Partners, for itself and as a representative of the other stockholders parties thereto. Pursuant to this amendment, Sun Cardinal agreed to postpone payment of the tax benefit with respect to the 2014 taxable year, currently estimated at $21.8 million plus accrued interest, to September 15, 2016. The amendment to the Tax Receivable Agreement also waived the application of a default interest rate at LIBOR plus 500 basis points per annum on the postponed payment. The interest rate on the postponed payment will remain at LIBOR plus 200 basis points per annum. See— “We are required to pay to the Pre-IPO Stockholders 85% of certain tax benefits, and could be required to make substantial cash payments in which our stockholders will not participate.”

Additionally, on December 9, 2015, the Company received the Commitment Letter from Sun Capital V that, in the event we consummated a rights offering, provided us with an amount equal to $65.0 million of cash proceeds reduced by the aggregate proceeds received from any completed rights offering. The Company would be required to use the proceeds from any completed rights offering to satisfy its current obligation under the Tax Receivable Agreement, estimated at $21.8 million plus accrued interest and payable on September 15, 2016. Subsequently, on March 15, 2016, we entered into the Investment Agreement with Sun Cardinal and SCSF Cardinal. See “The Investment Agreement.”

While we believe based upon our actions to date, including the proceeds committed to us under the Commitment Letter, that we will have sufficient liquidity for the next twelve months, there can be no assurances that we will be able to timely commence a rights offering, generate sufficient cash flow from operations to meet our liquidity needs, that we will have the necessary availability under the Revolving Credit Facility, or be able to obtain other financing when liquidity needs arise. In the event that we are unable to timely service our debt service, meet other contractual payment obligations or fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness before maturity, seek waivers of or amendments to our contractual obligations for payment, reduce or delay scheduled expansions and capital expenditures or sell material assets or operations. Payment defaults under our debt agreements or other contracts could result in a default under the Revolving Credit Facility or our senior secured term loan facility, under which $45.0 million was outstanding as of October 31, 2015, with J.P. Morgan Chase Bank and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or the Term Loan Facility, which could result in all amounts outstanding under those credit facilities becoming immediately due and payable. Additionally, the lenders under those credit facilities would not be obligated to lend us additional funds.

Kellwood Company, or Kellwood, provides us with certain key services for our business, which we are in the process of transitioning to our own systems and processes. If Kellwood fails to perform its obligations to us during the period of transition or if we cannot successfully transition these services to our own systems, our business, financial condition, results of operations and cash flows could be materially harmed.

Prior to our initial public offering, or IPO, and certain restructuring transactions completed in connection with our IPO, or the Restructuring Transactions, that closed on November 27, 2013, we operated as a business unit of Kellwood, and we historically relied on the financial resources and the administrative and operational support systems of Kellwood to run our business. Some of the Kellwood systems we continue to use following our IPO and Restructuring Transactions include ERP, POS and human resource management systems as well as distribution applications. We are in the process of transitioning to our own systems and processes from those of Kellwood. We have recently commenced the development and implementation of our own ERP, POS and supporting systems and network infrastructure, engaged with a new e-commerce platform provider and completed the migration of the human resource recruitment system. The new systems we implement may not operate as successfully as the systems we historically used as such systems are highly customized or proprietary. Moreover, we may be unable to obtain necessary goods, technology and services to continue replacing the Kellwood systems in a timely manner to meet business needs or at prices and on terms as favorable as those available to us prior to the separation, which could increase our costs and reduce our profitability. If we fail to successfully transition the systems, our business and results of operations may be materially and adversely affected.

We entered into a Shared Services Agreement in connection with our IPO and Restructuring Transactions on November 27, 2013. The Shared Services Agreement governs the provisions by which Kellwood provides certain support services to us, including distribution, information technology and back office support. Kellwood will provide these services until we elect to terminate the provision thereof in accordance with the terms of such agreement or, for services which require a term as a matter of law or which are based on a third-party agreement with a set term, the related termination date specified in the schedule thereto. Upon the termination of certain services, Kellwood may no longer be in a position to provide certain other related services. Assuming we proceed with our request to terminate the original services, such related services shall also be terminated in connection with such termination. The Shared Services Agreement will terminate automatically upon the termination of all services provided thereunder, unless earlier terminated by either party in connection with the other party’s material breach upon 30 days prior notice to such defaulting party. After termination of the agreement, Kellwood will have no obligation to provide any services to us. See “Shared Services Agreement” under Note 15 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended January 31, 2015 for a description of these services. The services provided under the Shared Services Agreement (as may be amended from time to time) may not be sufficient to meet our needs and we may not be able to replace these services at favorable costs and on favorable terms, if at all. In addition, Kellwood has experienced financial difficulty in the past. For example, in 2009, Kellwood’s independent auditors raised substantial doubt regarding Kellwood’s ability to continue as a going concern. If Kellwood encounters any issues during the transitional period which impact its ability to provide services pursuant to the Shared Services Agreement, our business could be materially harmed. Any failure or significant downtime in our own financial or administrative systems or in Kellwood’s financial or administrative systems during the transitional period and any difficulty in separating our assets from Kellwood’s assets and integrating newly acquired assets into our business could result in unexpected costs, impact our results or prevent us from paying our suppliers and employees and performing other administrative services on a timely basis and materially harm our business, financial condition, results of operations and cash flows.

We are in the process of migrating our U.S. distribution system from Kellwood to a new third party provider. Problems with our distribution system, including any disruption caused by the migration, could materially harm our ability to meet customer expectations, manage inventory, complete sale transactions and achieve targeted operating efficiencies.

In the U.S., we historically relied on a distribution facility operated by Kellwood in City of Industry, California as part of the Shared Services Agreement. In November 2015, we entered into a service agreement with a new third-party distribution provider in California and commenced the migration of the distribution facility from Kellwood. Our ability to meet the needs of our wholesale partners and our own direct-to-consumer business depends on the proper operation of this distribution facility. The migration of these services from Kellwood requires us to implement new system integrations and requires Kellwood to assist with the migration. Although we have implemented a migration schedule and Kellwood has agreed to assist us through the process, there can be no assurance that the transition from Kellwood to the third party, including the completion of such transition within our expected timeline, will be successful, and problems encountered in such transition, including significant chargebacks from our wholesale partners and delays in shipments of merchandise to our customers, could have a material adverse effect on our business, financial condition, liquidity and results of operations. We also have a warehouse in Belgium operated by a third-party logistics provider to support our wholesale orders for customers located primarily in Europe.

Because substantially all of our products are distributed from one location, our operations could also be interrupted by labor difficulties, or by floods, fires, earthquakes or other natural disasters near such facility. For example, a majority of our ocean shipments go through the ports in Los Angeles, which were recently subject to significant processing delays due to labor issues involving the port workers. We maintain business interruption insurance. These policies, however, may not adequately protect us from the adverse effects that could result from significant disruptions to our distribution system, including those that may arise from the migration. If we encounter problems with any of our distribution system, our ability to meet customer expectations, manage inventory, complete sales and achieve targeted operating efficiencies could be harmed. Any of the foregoing factors could have a material adverse effect on our business, financial condition and operating results.

Any disputes that arise between us and Kellwood with respect to our past and ongoing relationships could harm our business operations.

Disputes may arise between Kellwood and us in a number of areas relating to our past and ongoing relationships, including:

•	intellectual property and technology matters;

•	labor, tax, employee benefit, indemnification and other matters arising from our separation from Kellwood;

•	employee retention and recruiting;

•	business combinations involving us;

•	the nature, quality and pricing of transitional services Kellwood has agreed to provide us; and

•	business opportunities that may be attractive to both Kellwood and us.

We may not be able to resolve any potential conflicts, and even if we do, the resolution may be less favorable than if we were dealing with an unaffiliated party. As of the record date, Sun Capital Partners and its affiliates, who also control Kellwood, owned approximately 55.3% of our common stock. Additionally, Sun Cardinal, an affiliate of Sun Capital Partners, has the right to designate a majority of our directors.

Our business depends on a strong brand image, and if we are not able to maintain or enhance our brand, particularly in new markets where we have limited brand recognition, we may be unable to sell sufficient quantities of our merchandise, which would harm our business and cause our results of operations to suffer.

We believe that maintaining and enhancing the Vince brand is critical to maintaining and expanding our customer base. Maintaining and enhancing our brand may require us to make substantial investments in areas such as visual merchandising (including working with our wholesale partners to transform select Vince displays into branded shop-in-shops), marketing and advertising, employee training and store operations. A primary component of our strategy involves expanding into other geographic markets and working with existing wholesale partners, particularly within the U.S. We anticipate that, as our business expands into new markets and further penetrates existing markets, and as the markets in which we operate become increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Certain of our competitors in the fashion industry have faced adverse publicity surrounding the quality, attributes and performance of their products. Our brand may similarly be adversely affected if our public image or reputation is tarnished by failing to maintain high standards for merchandise quality and integrity. Any negative publicity about these types of concerns may reduce demand for our merchandise. Maintaining and enhancing our brand will depend largely on our ability to be a leader in the contemporary fashion industry and to continue to provide high quality products. If we are unable to maintain or enhance our brand image, our results of operations may suffer and our business may be harmed.

A substantial portion of our revenue is derived from a small number of large wholesale partners, and the loss of any of these wholesale partners could substantially reduce our total revenue.

We have a small number of wholesale partners who account for a significant portion of our net sales. Net sales to the full-price, off-price and e-commerce operations of our three largest wholesale partners were 58% of our total revenue for the nine months ended October 31, 2015, 49% of our total revenue for fiscal 2014 and 46% of our total revenue for fiscal 2013. These partners include Nordstrom, Saks Fifth Avenue and Neiman Marcus, each accounting for more than 10% of our total revenue for the nine months ended October 31, 2015 and for fiscal 2014. We do not have written agreements with any of our wholesale partners, and purchases generally occur on an order-by-order basis. A decision by any of our major wholesale partners, whether motivated by marketing strategy, competitive conditions, financial difficulties or otherwise, to significantly decrease the amount of merchandise purchased from us or our licensing partners, or to change their manner of doing business with us or our licensing partners, could substantially reduce our revenue and have a material adverse effect on our profitability. Furthermore, due to the concentration of our wholesale partner base, our results of operations could be adversely affected if any of these wholesale partners fails to satisfy its payment obligations to us when due. During the past several years, the retail industry has experienced a great deal of ownership change, and we expect such change will continue. In addition, store closings by our wholesale partners decrease the number of stores carrying our products, while the remaining stores may purchase a smaller amount of our products and may reduce the retail floor space designated for our brand. In the future, retailers may further consolidate, undergo restructurings or reorganizations, realign their affiliations or reposition their stores’ target markets. Any of these types of actions could decrease the number of stores that carry our products or increase the ownership concentration within the retail industry. These changes could decrease our opportunities in the market, increase our reliance on a diminishing number of large wholesale partners and decrease our negotiating strength with our wholesale partners. These factors could have a material adverse effect on our business, financial condition and operating results.

We may not be able to successfully expand our wholesale partnership base or grow our presence with existing wholesale partners.

As part of our growth strategy, we intend to increase productivity and penetration with existing wholesale partners and form relationships with new, international wholesale partners. These initiatives may include the expansion of floor space with existing partners or new partners through the growth of offerings in new or under-developed product categories, such as handbags and men’s apparel, as well as the establishment of additional shop-in-shops within select department stores. The location of Vince displays or shop-in-shops within department stores is controlled in large part by our wholesale partners. Although the investments made by us and our wholesale partners in the development and installation of Vince displays and shop-in-shops decreases the risk that our wholesale partners will require us to move to a less desirable area of their store or reduce the space allocated to such displays and shops, they are not contractually prohibited from doing so or required to grant additional or more desirable space to us. While expanding our floor base as well as the number of shop-in-shops is part of our growth strategy, there can be no assurances we will be able to align our wholesale partners with this strategy and continue to receive floor space from our wholesale partners to open or expand shop-in-shops.

Our ability to attract customers to our stores depends heavily on successfully locating our stores in suitable locations and any impairment of a store location, including any decrease in customer traffic, could cause our sales to be less than expected.

Our approach to identifying locations for our retail stores typically favors street and mall locations near luxury and contemporary retailers that we believe are consistent with our key customers’ demographics and shopping preferences. Sales at these stores are derived, in part, from the volume of foot traffic in these locations. Changes in areas around our existing retail locations that result in reductions in customer foot traffic or otherwise render the locations unsuitable could cause our sales to be less than expected and the related leases are generally non-cancelable. Store locations may become unsuitable due to, and our sales volume and customer traffic generally may be harmed by, among other things:

•	economic downturns in a particular area;

•	competition from nearby retailers selling similar apparel or accessories;

•	changing consumer demographics in a particular market;

•	changing preferences of consumers in a particular market;

•	the closing or decline in popularity of other businesses located near our stores; and

•	store impairments due to acts of God or terrorism.

Our ability to successfully open and operate new retail stores depends on many factors, including, among others, our ability to:

•	identify new markets where our products and brand image will be accepted or the performance of our retail stores will be successful;

•	obtain desired locations, including store size and adjacencies, in targeted malls or streets;

•	negotiate acceptable lease terms, including desired rent and tenant improvement allowances, to secure suitable store locations;

•	achieve brand awareness, affinity and purchase intent in the new markets;

•	hire, train and retain store associates and field management;

•	assimilate new store associates and field management into our corporate culture;

•	source and supply sufficient inventory levels; and

•	successfully integrate new retail stores into our existing operations and information technology systems, which following our IPO, in November 2013 have been provided by Kellwood Holdings, LLC, or Kellwood and its consolidated subsidiaries, under the terms of the Shared Services Agreement (as more fully described in “—Kellwood provides us with certain key services for our business, some of which we are in the process of transitioning to our own systems. If Kellwood fails to perform its obligations to us during the period of transition or if we cannot successfully transition these services to our own systems, our business, financial condition, results of operations and cash flows could be materially harmed”).

As of October 31, 2015, we had 46 retail stores, including 34 full-price stores and 12 outlet stores throughout the United States. We plan to increase our store base over the next three to five years. Our new stores, however, may not be immediately profitable and we may incur losses until these stores become profitable. Unavailability of desired store locations, delays in the acquisition or opening of new stores, delays or costs resulting from a decrease in commercial development due to capital restraints, difficulties in staffing and operating new store locations or a lack of customer acceptance of stores in new market areas may negatively impact our new store growth and the costs or the profitability associated with new stores. There can be no assurance that we will open the planned number of stores. Any failure to successfully open and operate new stores may adversely affect our business, financial condition and operating results.

As we expand our store base, we may be unable to achieve comparable store sales growth or grow average sales per square foot, which could cause our share price to decline.

As we expand our store base, we may not be able to achieve comparable store sales growth or grow our historic average sales per square foot as we move into new markets. If our future comparable store sales or average sales per square foot decline or fail to meet market expectations, the price of our common stock could decline. In addition, the aggregate results of operations through our wholesale partners and at our retail locations have fluctuated in the past and can be expected to continue to fluctuate in the future. A variety of factors affect both comparable store sales and average sales per square foot, including, among others, consumer spending patterns, fashion trends, competition, current economic conditions, pricing, inflation, the timing of the release of new merchandise and promotional events, changes in our product assortment, changing the timing or frequency of our merchandise deliveries, the success of marketing programs and weather conditions. If we misjudge the market for our products, we may incur excess inventory for some of our products and miss opportunities for other products. See— “If we are unable to accurately forecast customer demand for our products, our manufacturers may not be able to deliver products to meet our requirements, and this could result in delays in the shipment of products to our stores and to wholesale partners.” These factors may cause our comparable store sales results and average sales per square foot in the future to be materially lower than recent periods or our expectations, which could harm our results of operations and result in a decline in the price of our common stock.

System security risk issues as well as other major system failures could disrupt our internal operations or information technology services, and any such disruption could negatively impact our net sales, increase our expenses and harm our reputation.

Experienced computer programmers and hackers, and even internal users, may be able to penetrate our network security and misappropriate our confidential information or that of third parties, including our customers, create system disruptions or cause shutdowns. In addition, employee error, malfeasance or other errors in the storage, use or transmission of any such information could result in a disclosure to third parties outside of our network. As a result, we could incur significant expenses addressing problems created by any such inadvertent disclosure or any security breaches of our network. This risk is heightened because we collect and store customer information and use certain customer information for our marketing purposes. In addition, we rely on third parties for the operation of our website, www.vince.com, and for the various social media tools and websites we use as part of our marketing strategy.

Consumers are increasingly concerned over the security of personal information transmitted over the internet, consumer identity theft and user privacy, and any compromise of customer information could subject us to customer or government litigation and harm our reputation, which could adversely affect our business and growth. Moreover, we could incur significant expenses or disruptions of our operations in connection with system failures or breaches. In addition, sophisticated hardware and operating system software and applications that we procure form third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of our systems. The costs to us to eliminate or alleviate security problems, viruses and bugs, or any problems associated with the outsourced services could be significant, and the efforts to address these problems could result in interruptions, delays or cessation of service that may impede our sales, distribution or other critical functions. In addition to taking the necessary precautions ourselves, we require that third-party service providers implement reasonable security measures to protect our customers’ identity and privacy. We do not, however, control these third-party service providers and cannot guarantee that no electronic or physical computer break-ins and security breaches will occur in the future. We could also incur significant costs in complying with the multitude of state, federal and foreign laws regarding the use and unauthorized disclosure of personal information, to the extent they are applicable. In the case of a disaster affecting our information technology systems, we may experience delays in recovery of data, inability to perform vital corporate functions, tardiness in required reporting and compliance, failures to adequately support our operations and other breakdowns in normal communication and operating procedures that could materially and adversely affect our financial condition and results of operations.

We have grown rapidly in recent years and we have limited operating experience as a team at our current scale of operations. If we are unable to manage our operations at our current size or are unable to manage any future growth effectively, our business results and financial performance may suffer.

We have expanded our operations rapidly since our inception in 2002, and we have limited operating experience at our current size. We have made and are making investments to support our near and longer-term growth. If our operations continue to grow over the longer term, of which there can be no assurance, we will be required to expand our sales and marketing, product development and distribution functions, to upgrade our management information systems and other processes, and to obtain more space for our expanding administrative support and other headquarters personnel. Our further growth could strain our existing resources, and we could experience operating difficulties, including obtaining sufficient raw materials at acceptable prices, securing manufacturing capacity to produce our products and experiencing delays in production and shipments as well as insufficient distribution capacity. These difficulties would likely lead to a decrease in net revenue, income from operations and the price of our common stock.

Our limited operating experience and brand recognition in international markets may delay our expansion strategy and cause our business and growth to suffer.

We face risks with respect to our strategy to expand internationally, including our efforts to further expand our business in Canada, select European countries, Asia and the Middle East through arrangements with international partners. Our current operations are based largely in the U.S., with international sales representing approximately 9% of net sales for fiscal 2014. Therefore we have a limited number of customers and experience in operating outside of the U.S. We also do not have extensive experience with regulatory environments and market practices outside of the U.S. and cannot guarantee, notwithstanding our international partners’ familiarity with such environments and market practices, that we will be able to penetrate or successfully operate in any market outside of the U.S. Many of these markets have different operational characteristics, including employment and labor regulations, transportation, logistics, real estate (including lease terms) and local reporting or legal requirements. See “—Changes in laws, including employment laws and laws related to our merchandise, as well as foreign laws, could make conducting our business more expensive or otherwise change the way we do business.”

Furthermore, consumer demand and behavior, as well as style preferences, size and fit, and purchasing trends, may differ in these markets and, as a result, sales of our product may not be successful, or the margins on those sales may not be in line with those that we currently anticipate. In addition, in many of these markets there is significant competition to attract and retain experienced and talented employees. Failure to develop new markets outside of the U.S. or disappointing sales growth outside of the U.S. may harm our business and results of operations.

Our plans to improve and expand our product offerings may not be successful, and the implementation of these plans may divert our operational, managerial and administrative resources, which could harm our competitive position and reduce our net revenue and profitability.

In addition to our store expansion strategy, we plan to grow our business by increasing our core product offerings, which includes expanding our men’s collection and women’s bottoms, dresses and outerwear assortment and introducing new categories. We also plan to develop and introduce select new product categories and may pursue select additional licensing opportunities such as eyewear, home and fashion accessories.

The principal risks to our ability to successfully carry out our plans to improve and expand our product offerings are that:

•	if our expected product offerings fail to maintain and enhance our brand identity, our image may be diminished or diluted and our sales may decrease;

•	if we fail to find and enter into relationships with external partners with the necessary specialized expertise or execution capabilities, we may be unable to offer our planned product extensions or to realize the additional revenue we have targeted for those extensions; and

•	the use of licensing partners may limit our ability to conduct comprehensive final quality checks on merchandise before it is shipped to our stores or to our wholesale partners.

In addition, our ability to successfully carry out our plans to improve and expand our product offerings may be affected by economic and competitive conditions, changes in consumer spending patterns and changes in consumer preferences and style trends. These plans could be abandoned, could cost more than anticipated and could divert resources from other areas of our business, any of which could impact our competitive position and reduce our net revenue and profitability.

Our current and future licensing arrangements may not be successful and may make us susceptible to the actions of third parties over whom we have limited control.

We currently have licensing agreements for women’s footwear and men’s footwear. In the future, we may enter into select additional licensing arrangements for product offerings which require specialized expertise. We may also enter into select licensing agreements pursuant to which we may grant third parties the right to distribute and sell our products in certain geographic areas. Although we have taken and will continue to take steps to select potential licensing partners carefully and monitor the activities of our licensing partners (through, among other things, approval rights over product design, production quality, packaging, merchandising, marketing, distribution and advertising), such arrangements may not be successful. Our licensing partners may fail to fulfill their obligations under their license agreements or have interests that differ from or conflict with our own, such as the pricing of our products and the offering of competitive products. In addition, the risks applicable to the business of our licensing partners may be different than the risks applicable to our business, including risks associated with each such partner’s ability to:

•	obtain capital;

•	exercise operational and financial control over its business;

•	maintain relationships with suppliers;

•	manage its credit and bankruptcy risks; and

•	maintain customer relationships.

Any of the foregoing risks, or the inability of any of our licensing partners to successfully market our products or otherwise conduct its business, may result in loss of revenue and competitive harm to our operations in regions or product categories where we have entered into such licensing arrangements.

If we are unable to accurately forecast customer demand for our products, our manufacturers may not be able to deliver products to meet our requirements, and this could result in delays in the shipment of products to our stores and to wholesale partners and e-commerce customers.

We stock our stores, and provide inventory to our wholesale partners, based on our or their estimates of future demand for particular products. Our inventory management and planning team determines the number of pieces of each product that we will order from our manufacturers based upon past sales of similar products, sales trend information and anticipated demand at our suggested retail prices. However, if our inventory and planning team fails to accurately forecast customer demand, we may experience excess inventory levels or a shortage of products. There can be no assurance that we will be able to successfully manage our inventory at a level appropriate for future customer demand.

Factors that could affect our inventory management and planning team’s ability to accurately forecast customer demand for our products include:

•	a substantial increase or decrease in demand for our products or for products of our competitors;

•	our failure to accurately forecast customer acceptance for our new products;

•	new product introductions or pricing strategies by competitors;

•	changes in our product items across seasonal fashion items and replenishment;

•	changes to our overall seasonal promotional cadence and the number and timing of promotional events;

•	more limited historical store sales information for our newer markets;

•	weakening of economic conditions or consumer confidence in the future, which could reduce demand for discretionary items, such as our products; and

•	acts or threats of war or terrorism which could adversely affect consumer confidence and spending or interrupt production and distribution of our products and our raw materials.

As of the end of the third quarter of 2015, we recorded a charge of $12.5 million associated with inventory write-downs of excess and aged product inventory. We cannot guarantee that we will be able to match supply with demand in all cases in the future, whether as a result of our inability to produce sufficient levels of desirable product or our failure to forecast demand accurately. As a result of these inabilities or failures, we may in the future encounter further difficulties in filling customer orders or in liquidating excess inventory at discount prices and may experience significant write-offs. Additionally, if we over-produce a product based on an aggressive forecast of demand, retailers may not be able to sell the product and cancel future orders or require give backs. These outcomes could have a material adverse effect on brand image and adversely impact sales, gross margins and profitability.

Because of the recent turnover in our senior management team, including the Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, Chief Creative Officer, or CCO, and certain other members of our senior executive team, our current senior management team includes several recent hires (including a new permanent CEO and CFO) and has limited experience working together as a group, and may not be able to manage our business effectively.

We have experienced significant turnover in our senior executive team in recent months, including the departure of our CEO, CFO, CCO and certain other members of our senior executive team. In October 2015, we hired Brendan L. Hoffman as our new permanent CEO. Mark E. Brody, who served as our interim CEO since September 2015, resigned but remained with the Company in a non-executive capacity through a transition period that ended on November 20, 2015. In January 2016, David Stefko, who served as our interim CFO and Treasurer since September 1, 2015, was appointed as our permanent CFO. In connection with the appointment, Mr. Stefko resigned from his position at Sun Capital Partners from which he was on leave of absence during his appointment as our interim CFO and Treasurer.

Because of the recent management restructuring, the members of our senior management team have been with us for less than one year. As a result, our current senior management team has limited experience working at the Company and working together as a group. This lack of experience working at the Company and as a group could negatively impact our senior management team’s ability to quickly and efficiently respond to problems and effectively manage our business. If our management team is not able to work effectively either individually or as together as a group, our results of operations may suffer and our business may be harmed.

If we lose additional key personnel, are unable to attract key personnel, or assimilate and retain our key personnel, we may not be able to successfully operate or grow our business.

Our continued success is dependent on our ability to attract, assimilate, retain and motivate qualified management, designers, administrative talent and sales associates to support existing operations and future growth. Competition for qualified talent in the apparel and fashion industry is intense, and we compete for these individuals with other companies that in many cases have greater financial and other resources. The loss of the services of any members of senior management or the inability to attract and retain qualified executives, including our new CEO and CFO, could have a material adverse effect on our business, results of operations and financial condition. In addition, we will need to continue to attract, assimilate, retain and motivate highly talented employees with a range of other skills and experience, especially at the store management levels. Although we have hired and trained new store managers and experienced sales associates at several of our retail locations, competition for employees in our industry is intense and we may from time to time experience difficulty in retaining our associates or attracting the additional talent necessary to support the growth of our business. These problems could be exacerbated as we embark on our strategy of opening new retail stores over the next several years. We will also need to attract, assimilate and retain other professionals across a range of disciplines, including design, production, sourcing and international business, as we develop new product categories and continue to expand our international presence. Furthermore, we will need to continue to recruit employees to provide, or enter into consulting or outsourcing arrangements with respect to the provision of, services provided by Kellwood under the Shared Services Agreement when Kellwood no longer provides such services thereunder. In addition, in November 2015, we entered into agreements with consultants who provide consulting services to oversee the Company’s product, merchandising and creative efforts. If we are unable to attract, assimilate and retain our employees with the necessary skills and experience, or if any of the consultants chooses to terminate his or her agreement pursuant to the terms therein, we may not be able to grow or successfully operate our business, which would have an adverse impact on our results.

Our competitive position could suffer if our intellectual property rights are not protected.

We believe that our trademarks and designs are of great value. From time to time, third parties have challenged, and may in the future try to challenge, our ownership of our intellectual property. In some cases, third parties with similar trademarks or other intellectual property may have pre-existing and potentially conflicting trademark registrations. We rely on cooperation from third parties with similar trademarks to be able to register our trademarks in jurisdictions in which such third parties have already registered their trademarks. We are susceptible to others imitating our products and infringing our intellectual property rights. Imitation or counterfeiting of our products or infringement of our intellectual property rights could diminish the value of our brands or otherwise adversely affect our revenues. The actions we have taken to establish and protect our trademarks and other intellectual property rights may not be adequate to prevent imitation of our products by others or to prevent others from seeking to invalidate our trademarks or block sales of our products as a violation of the trademarks and intellectual property rights of others. In addition, others may assert rights in, or ownership of, our trademarks and other intellectual property rights or in similar marks or marks that we license and/or market and we may not be able to successfully resolve these conflicts to our satisfaction. We may need to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of resources. Successful infringement claims against us could result in significant monetary liability or prevent us from selling some of our products. In addition, resolution of claims may require us to redesign our products, license rights from third parties or cease using those rights altogether. Any of these events could harm our business and cause our results of operations, liquidity and financial condition to suffer. We license our website domain name from a third-party. Pursuant to the license agreement, or the Domain License Agreement, our license to use www.vince.com will expire in 2018 and will automatically renew for successive one year periods, subject to our right to terminate the arrangement with or without cause; provided, that we must pay the applicable early termination fee and provide 30 days prior notice in connection with a termination without cause. The licensor has no termination rights under the Domain License Agreement. Any failure by the licensor to perform its obligations under the License Agreement could adversely affect our brand and make it more difficult for users to find our website.

Our goodwill and indefinite lived intangible assets could become impaired, which may require us to take significant non-cash charges against earnings.

In accordance with Financial Accounting Standards Board ASC Topic 350 Intangibles-Goodwill and Other, or ASC 350, goodwill and other indefinite-lived intangible assets are tested for impairment at least annually during the fourth fiscal quarter and in an interim period if a triggering event occurs. Determining the fair value of goodwill and other intangible assets is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates and operating margins, discount rates and future market conditions, among others. It is possible that estimates of future operating results could change adversely and impact the evaluation of the recoverability of the carrying value of goodwill and intangible assets and that the effect of such changes could be material. During the fourth quarter of 2015, the Company commenced the quantitative assessment of the valuation of its goodwill and indefinite lived intangible assets. There can be no assurances that we will not be required to record a charge in our financial statements as a result of this assessment, which would negatively impact our results of operations during the period in which any impairment of our goodwill or intangible assets is determined.

The extent of our foreign sourcing may adversely affect our business.

Our products are primarily produced by, and purchased or procured from, independent manufacturing contractors located outside of the U.S., with approximately 96% of our total revenue for fiscal 2014 attributable to manufacturing contractors located outside of the U.S. These manufacturing contractors are located mainly in countries in Asia and South America, with approximately 88% of our purchases for fiscal 2014 attributable to manufacturing contractors located in China. A manufacturing contractor’s failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers for those items. The failure to make timely deliveries may cause customers to cancel orders, refuse to accept deliveries or demand reduced prices, any of which could have a material adverse effect on us. As a result of the magnitude of our foreign sourcing, our business is subject to the following risks:

•	political and economic instability in countries or regions, especially Asia, including heightened terrorism and other security concerns, which could subject imported or exported goods to additional or more frequent inspections, leading to delays in deliveries or impoundment of goods;

•	imposition of regulations, quotas and other trade restrictions relating to imports, including quotas imposed by bilateral textile agreements between the U.S. and foreign countries;

•	imposition of increased duties, taxes and other charges on imports;

•	labor union strikes at ports through which our products enter the U.S.;

•	labor shortages in countries where contractors and suppliers are located;

•	a significant decrease in availability or an increase in the cost of raw materials;

•	restrictions on the transfer of funds to or from foreign countries;

•	disease epidemics and health-related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas;

•	the migration and development of manufacturing contractors, which could affect where our products are or are planned to be produced;

•	increases in the costs of fuel, travel and transportation;

•	reduced manufacturing flexibility because of geographic distance between our foreign manufacturers and us, increasing the risk that we may have to mark down unsold inventory as a result of misjudging the market for a foreign-made product; and

•	violations by foreign contractors of labor and wage standards and resulting adverse publicity.

If these risks limit or prevent us from manufacturing products in any significant international market, prevent us from acquiring products from foreign suppliers, or significantly increase the cost of our products, our operations could be seriously disrupted until alternative suppliers are found or alternative markets are developed, which could negatively impact our business.

We do not have written agreements with any of our third-party manufacturing contractors. As a result, any single manufacturing contractor could unilaterally terminate its relationship with us at any time. One of our manufacturers in China, with whom we have worked for over five years, accounted for the production of approximately 16% of our finished products during fiscal 2014. Supply disruptions from this manufacturer (or any of our other manufacturers) could have a material adverse effect on our ability to meet customer demands, if we are unable to source suitable replacement materials at acceptable prices or at all. Our inability to promptly replace manufacturing contractors that terminate their relationships with us or cease to provide high quality products in a timely and cost-efficient manner could have a material adverse effect on our business, financial condition and operating results.

Fluctuations in the price, availability and quality of raw materials could cause delays and increase costs and cause our operating results and financial condition to suffer.

Fluctuations in the price, availability and quality of the fabrics or other raw materials, particularly cotton, silk, leather and synthetics used in our manufactured apparel, could have a material adverse effect on cost of sales or our ability to meet customer demands. The prices of fabrics depend largely on the market prices of the raw materials used to produce them. The price and availability of the raw materials and, in turn, the fabrics used in our apparel may fluctuate significantly, depending on many factors, including crop yields, weather patterns, labor costs and changes in oil prices. We may not be able to create suitable design solutions that utilize raw materials with attractive prices or, alternatively, to pass higher raw materials prices and related transportation costs on to our customers. We are not always successful in our efforts to protect our business from the volatility of the market price of raw materials, and our business can be materially affected by dramatic movements in prices of raw materials. The ultimate effect of this change on our earnings cannot be quantified, as the effect of movements in raw materials prices on industry selling prices are uncertain, but any significant increase in these prices could have a material adverse effect on our business, financial condition and operating results.

Our reliance on independent manufacturers could cause delays or quality issues which could damage customer relationships.

We use independent manufacturers to assemble or produce all of our products, whether inside or outside the U.S. We are dependent on the ability of these independent manufacturers to adequately finance the production of goods ordered and maintain sufficient manufacturing capacity. The use of independent manufacturers to produce finished goods and the resulting lack of direct control could subject us to difficulty in obtaining timely delivery of products of acceptable quality. We generally do not have long-term contracts with any independent manufacturers. Alternative manufacturers, if available, may not be able to provide us with products or services of a comparable quality, at an acceptable price or on a timely basis. We may also, from time to time, make a decision to enter into a relationship with a new manufacturer. Identifying a suitable supplier is an involved process that requires us to become satisfied with their quality control, responsiveness and service, financial stability and labor and other ethical practices. There can be no assurance that there will not be a disruption in the supply of our products from independent manufacturers or that any new manufacturer will be successful in producing our products in a manner we expected. In the event of any disruption with a manufacturer, we may not be able to substitute suitable alternative manufacturers in a timely manner. The failure of any independent manufacturer to perform or the loss of any independent manufacturer could have a material adverse effect on our business, results of operations and financial condition.

If our independent manufacturers fail to use ethical business practices and comply with applicable laws and regulations, our brand image could be harmed due to negative publicity.

We have established and currently maintain operating guidelines which promote ethical business practices such as fair wage practices, compliance with child labor laws and other local laws. While we monitor compliance with those guidelines, we do not control our independent manufacturers or their business practices. Accordingly, we cannot guarantee their compliance with our guidelines. A lack of demonstrated compliance could lead us to seek alternative suppliers, which could increase our costs and result in delayed delivery of our products, product shortages or other disruptions of our operations.

Violation of labor or other laws by our independent manufacturers or the divergence of an independent manufacturer’s labor or other practices from those generally accepted as ethical in the U.S. or other markets in which we do business could also attract negative publicity for us and our brand. From time to time, our audit results have revealed a lack of compliance in certain respects, including with respect to local labor, safety and environmental laws. Other fashion companies have faced criticism after highly-publicized incidents or compliance issues have occurred or been exposed at factories producing their products. To the extent our manufacturers do not bring their operations into compliance with such laws or resolve material issues identified in any of our audit results, we may face similar criticism and negative publicity. This could diminish the value of our brand image and reduce demand for our merchandise. In addition, other fashion companies have encountered organized boycotts of their products in such situations. If we, or other companies in our industry, encounter similar problems in the future, it could harm our brand image, stock price and results of operations.

Monitoring compliance by independent manufacturers is complicated by the fact that expectations of ethical business practices continually evolve, may be substantially more demanding than applicable legal requirements and are driven in part by legal developments and by diverse groups active in publicizing and organizing public responses to perceived ethical shortcomings. Accordingly, we cannot predict how such expectations might develop in the future and cannot be certain that our guidelines would satisfy all parties who are active in monitoring and publicizing perceived shortcomings in labor and other business practices worldwide.

Our operating results are subject to seasonal and quarterly variations in our net revenue and income from operations, which could cause the price of our common stock to decline.

We have experienced, and expect to continue to experience, seasonal variations in our net revenue and income from operations. Seasonal variations in our net revenue are primarily related to increased sales of our products during our fiscal third and fourth quarters, reflecting our historical strength in sales during the fall and holiday seasons. Historically, seasonable variations in our income from operations have been driven principally by increased net revenue in such fiscal quarters.

Our rapid growth may have overshadowed whatever seasonal or cyclical factors might have influenced our business to date. In addition, as our revenue mix evolves over time to include more sales from additional retail stores, we may see an increase in the percentage of sales occurring during the fourth quarter. Such seasonal or cyclical variations in our business may harm our results of operations in the future, if we do not plan inventory appropriately, if customer shopping patterns fluctuate during such seasonal periods or if bad weather during the fourth quarter constrains shopping activity.

Any future seasonal or quarterly fluctuations in our results of operations may not match the expectations of market analysts and investors to assess the longer-term profitability and strength of our business at any particular point, which could lead to increased volatility in our stock price. Increased volatility could cause our stock price to suffer in comparison to less volatile investments.

We are subject to risks associated with leasing retail and office space, are generally subject to long-term non-cancelable leases and are required to make substantial lease payments under our operating leases, and any failure to make these lease payments when due would likely harm our business, profitability and results of operations.

We do not own any of our stores, or our offices including our New York and Los Angeles offices, or our showroom space in Paris but instead lease all of such space under operating leases. Our leases generally have initial terms of 10 years, and generally can be extended only for one additional 5-year term. All of our leases require a fixed annual rent, and most require the payment of additional rent if store sales exceed a negotiated amount. Most of our leases are “net” leases, which require us to pay all of the cost of insurance, taxes, maintenance and utilities, and we generally cannot cancel these leases at our option. Additionally, certain of our leases allow the lessor to terminate the lease if we do not achieve a specified gross sales threshold. We have experienced circumstances in the past where landlords have attempted to invoke these contractual provisions. Although we believe we will achieve the required threshold to continue those leases, we cannot assure you that we will do so. Any loss of our store locations due to underperformance may harm our results of operations, stock price and reputation.

Payments under these leases account for a significant portion of our selling, general and administrative expenses. For example, as of January 31, 2015, we were a party to 48 operating leases associated with our retail stores and our office and showroom spaces requiring future minimum lease payments of $15.6 million in the aggregate through fiscal 2015 and approximately $134.5 million thereafter. Any new retail stores leased by us under operating leases will further increase our operating lease expenses and require significant capital expenditures. Our substantial operating lease obligations could have significant negative consequences, including, among others:

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring a substantial portion of our available cash to pay our rental obligations, thus reducing cash available for other purposes;

•	limiting our flexibility in planning for or reacting to changes in our business or in the industry in which we compete; and

•	placing us at a disadvantage with respect to some of our competitors.

We depend on cash flow from operations to pay our lease expenses and to fulfill our other cash needs. If our business does not generate sufficient cash flow from operating activities, and sufficient funds are not otherwise available to us from borrowings under our credit facilities or from other sources, we may not be able to service our operating lease expenses, grow our business, respond to competitive challenges or fund our other liquidity and capital needs, which would harm our business.

In addition, additional sites that we lease are likely to be subject to similar long-term non-cancelable leases. If an existing or future store is not profitable, and we decide to close it, we may nonetheless be committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term if we cannot negotiate a mutually acceptable termination payment. In addition, as our leases expire, we may fail to negotiate renewals, either on commercially acceptable terms or at all, which could cause us to close stores in desirable locations or incur costs in relocating our office space. One of our existing leases will expire in fiscal 2016. If we are unable to enter into new leases or renew existing leases on terms acceptable to us or be released from our obligations under leases for stores that we close, our business, profitability and results of operations may be harmed.

Changes in laws, including employment laws and laws related to our merchandise, as well as foreign laws, could make conducting our business more expensive or otherwise change the way we do business.

We are subject to numerous regulations, including labor and employment, customs, truth-in-advertising, consumer protection, and zoning and occupancy laws and ordinances that regulate retailers generally or govern the importation, promotion and sale of merchandise and the operation of stores and warehouse facilities. If these regulations were to change or were violated by our management, employees, vendors, independent manufacturers or partners, the costs of certain goods could increase, or we could experience delays in shipments of our products, be subject to fines or penalties, or suffer reputational harm, which could reduce demand for our merchandise and hurt our business and results of operations.

In addition to increased regulatory compliance requirements, changes in laws could make ordinary conduct of business more expensive or require us to change the way we do business. For example, changes in federal and state minimum wage laws could raise the wage requirements for certain of our employees at our retail locations, which would increase our selling costs and may cause us to reexamine our wage structure for such employees. Other laws related to employee benefits and treatment of employees, including laws related to limitations on employee hours, supervisory status, leaves of absence, mandated health benefits, overtime pay, unemployment tax rates and citizenship requirements, could negatively impact us, by increasing compensation and benefits costs which would in turn reduce our profitability.

Moreover, changes in product safety or other consumer protection laws could lead to increased costs to us for certain merchandise, or additional labor costs associated with readying merchandise for sale. It is often difficult for us to plan and prepare for potential changes to applicable laws and future actions or payments related to such changes could be material to us.

In addition, in August 2015, we established a branch of Vince, LLC in France and became subject to French laws including tax and corporate laws. We are in the early stages of complying with the applicable laws relating to our French branch. If we fail to comply with some or all of these laws, we may be subject to fines or penalties that could negatively impact our business and results of operations.

We are required to pay to the Pre-IPO Stockholders 85% of certain tax benefits, and could be required to make substantial cash payments in which our stockholders will not participate.

We entered into the Tax Receivable Agreement with the Pre-IPO Stockholders in connection with our IPO and Restructuring Transactions which closed on November 27, 2013. Under the Tax Receivable Agreement, we will be obligated to pay to the Pre-IPO Stockholders an amount equal to 85% of the cash savings in federal, state and local income tax realized by us by virtue of our future use of the federal, state and local net operating losses, or NOLs, held by us as of November 27, 2013, together with section 197 intangible deductions, or collectively, the Pre-IPO Tax Benefits. “Section 197 intangible deductions” means amortization deductions with respect to certain amortizable intangible assets which are held by us and our subsidiaries immediately after November 27, 2013. Cash tax savings generally will be computed by comparing our actual federal, state and local income tax liability to the amount of such taxes that we would have been required to pay had such Pre-IPO Tax Benefits not been available to us. While payments made under the Tax Receivable Agreement will depend upon a number of factors, including the amount and timing of taxable income we generate in the future and any future limitations that may be imposed on our ability to use the Pre-IPO Tax Benefits, the payments could be substantial. Assuming the federal, state and local corporate income tax rates presently in effect, no material change in applicable tax law and no limitation on our ability to use the Pre-IPO Tax Benefits under Section 382 of the U.S. Internal Revenue Code, as amended, or the Code, the estimated cash benefit of the full use of these Pre-IPO Tax Benefits as of October 31, 2015 would be approximately $203 million, of which 85%, or approximately $173 million plus accrued interest, is potentially payable to the Pre-IPO Stockholders under the terms of the Tax Receivable Agreement. As of October 31, 2015, $170 million, plus accrued interest, is currently outstanding. Accordingly, the Tax Receivable Agreement could require us to make substantial cash payments.

Although we are not aware of any issue that would cause the U.S. Internal Revenue Service, or the IRS, to challenge any tax benefits arising under the Tax Receivable Agreement, the affiliates of Sun Capital Partners will not reimburse us for any payments previously made if such benefits subsequently were disallowed, although the amount of any tax savings subsequently disallowed will reduce any future payment otherwise owed to the Pre-IPO Stockholders. For example, if our determinations regarding the applicability (or lack thereof) and amount of any limitations on the NOLs under Section 382 of the Code were to be successfully challenged by the IRS after payments relating to such NOLs had been made to the Pre-IPO Stockholders, we would not be reimbursed by the Pre-IPO Stockholders and our recovery would be limited to the extent of future payments (if any) otherwise remaining under the Tax Receivable Agreement. As a result, in such circumstances we could make payments to the Pre-IPO Stockholders under the Tax Receivable Agreement in excess of our actual cash tax savings. Furthermore, while we will generally only make payments under the Tax Receivable Agreement after we have recognized a cash flow benefit from the utilization of the Pre-IPO Tax Benefits (other than upon a change of control or other acceleration event), the payments required under the agreement could require us to use a substantial portion of our cash from operations for those purposes.

At the effective date of the Tax Receivable Agreement, the liability recognized was accounted for in our financial statements as a reduction of additional paid-in capital. Subsequent changes in the Tax Receivable Agreement liability will be recorded through earnings in operating expenses. Even if the NOLs are available to us, the Tax Receivable Agreement will operate to transfer 85% of the benefit to the Pre-IPO Stockholders. Additionally, the payments we make to the Pre-IPO Stockholders under the Tax Receivable Agreement are not expected to give rise to any incidental tax benefits to us, such as deductions or an adjustment to the basis of our assets.

Federal and state laws impose substantial restrictions on the utilization of NOL carry-forwards in the event of an “ownership change,” as defined in Section 382 of the Code. Under the rules, such an ownership change is generally any change in ownership of more than 50 percent of a company’s stock within a rolling three-year period, as calculated in accordance with the rules. The rules generally operate by focusing on changes in ownership among stockholders considered by the rules as owning directly or indirectly 5% or more of the stock of the company and any change in ownership arising from new issuances of stock by the company.

While we have performed an analysis under Section 382 of the Code that indicates our IPO and Restructuring Transactions would not constitute an ownership change, such technical guidelines are complex and subject to significant judgment and interpretation. With our IPO and Restructuring Transactions and other transactions that have occurred over the past three years, we may trigger or have already triggered an “ownership change” limitation. We may also experience ownership changes in the future as a result of subsequent shifts in stock ownership. As a result, if we earn net taxable income, our ability to use the pre-change NOL carry-forwards (after giving effect to payments to be made to the Pre-IPO Stockholders under the Tax Receivable Agreement) to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. Notwithstanding the foregoing, our analysis to date under Section 382 of the Code indicates that our IPO Restructuring Transactions have not triggered an “ownership change” limitation.

If we did not enter into the Tax Receivable Agreement, we would be entitled to realize the full economic benefit of the Pre-IPO Tax Benefits, to the extent allowed by federal, state and local law, including Section 382 of the Code. Subject to exceptions, the Tax Receivable Agreement is designed with the objective of causing our annual cash costs attributable to federal state and local income taxes (without regard to our continuing 15% interest in the Pre-IPO Tax Benefits) to be the same as we would have paid had we not had the Pre-IPO Tax Benefits available to offset our federal, state and local taxable income. As a result, we will not be entitled to the economic benefit of the Pre-IPO Tax Benefits that would have been available if the Tax Receivable Agreement were not in effect (except to the extent of our continuing 15% interest in the Pre-IPO Tax Benefits).

In certain cases, payments under the Tax Receivable Agreement to the Pre-IPO Stockholders may be accelerated and/or significantly exceed the actual benefits we realize in respect of the Pre-IPO Tax Benefits.

Upon the election of an affiliate of Sun Capital Partners to terminate the Tax Receivable Agreement pursuant to a change in control (as defined in the Tax Receivable Agreement) or upon our election to terminate the Tax Receivable Agreement early, all of our payment and other obligations under the Tax Receivable Agreement will be accelerated and will become due and payable. Additionally, the Tax Receivable Agreement provides that in the event that we breach any of our material obligations under the Tax Receivable Agreement by operation of law as a result of the rejection of the Tax Receivable Agreement in a case commenced under Title 11 of the United States Code then all of our payment and other obligations under the Tax Receivable Agreement will be accelerated and will become due and payable.

In the case of any such acceleration, we would be required to make an immediate payment equal to 85% of the present value of the tax savings represented by any portion of the Pre-IPO Tax Benefits for which payment under the Tax Receivable Agreement has not already been made, which upfront payment may be made years in advance of the actual realization of such future benefits. Such payments could be substantial and could exceed our actual cash tax savings from the Pre-IPO Tax Benefits. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. There can be no assurance that we will have sufficient cash available or that we will be able to finance our obligations under the Tax Receivable Agreement.

If we were to elect to terminate the Tax Receivable Agreement, based on a discount rate equal to monthly LIBOR plus 200 basis points, we estimate that as of January 31, 2015 we would be required to pay approximately $159 million in the aggregate under the Tax Receivable Agreement.

We could incur significant costs in complying with environmental, health and safety laws or as a result of satisfying any liability or obligation imposed under such laws.

Our operations are subject to various federal, state, local and foreign environmental, health and safety laws and regulations. We could be held liable for the costs to address contamination of any real property ever owned, operated or used as a disposal site. In addition, in the event that Kellwood becomes financially incapable of addressing the environmental liability incurred prior to the structural reorganization separating Kellwood from Vince that occurred on November 27, 2013, a third party may file suit and attempt to allege that Kellwood and Vince engaged in a fraudulent transfer by arguing that the purpose of the separation of the non-Vince assets from Vince Holding Corp. was to insulate our assets from the environmental liability. For example, pursuant to a Consent Decree with the U.S. Environmental Protection Agency, or the EPA, and the State of Missouri, a non-Vince subsidiary, which was separated from us in the Restructuring Transactions, is conducting a cleanup of contamination at the site of a plant in New Haven, Missouri, which occurred between 1973 and 1985. Kellwood has posted a letter of credit in the amount of $5.9 million as a performance guarantee for the estimated cost of the required remediation work. If, despite the financial assurance provided by Kellwood as required by the EPA,

Kellwood became financially unable to address this remediation, and if the corporate separateness of Vince is disregarded or if a fraudulent transfer is found to have occurred, we could be liable for the full amount of the remediation. If this were to occur or if we were to become liable for other environmental liabilities or obligations, it could have a material adverse effect on our business, financial condition or results of operations.

We will continue to incur significant expenses as a result of being a public company, which will negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

We will continue to incur significant legal, accounting, insurance, share-based compensation and other expenses as a result of being a public company. The Sarbanes-Oxley Act, as well as related rules implemented by the SEC and the securities regulators and by the NYSE, have required changes in corporate governance practices of public companies. We expect that compliance with these laws, rules and regulations, including compliance with Section 404(b) of the Sarbanes-Oxley Act once we are no longer an emerging growth company, will substantially increase our expenses, including our legal and accounting costs, and make some activities more time-consuming and costly. We invest resources to comply with evolving laws, regulations and standards, and this investment could result in increased general and administrative expenses and may divert management’s time and attention from product development activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed. In connection with our IPO, we increased our directors’ and officers’ insurance coverage, which increased our insurance cost. In the future, it will be more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors and qualified executive officers.

Our operations are restricted by our credit facilities.

We entered into the Revolving Credit Facility and the Term Loan Facility, in each case as amended, in connection with our IPO and Restructuring Transactions, which closed on November 27, 2013. Our facilities contain significant restrictive covenants. These covenants may impair our financing and operational flexibility and make it difficult for us to react to market conditions and satisfy our ongoing capital needs and unanticipated cash requirements. Specifically, such covenants will likely restrict our ability and, if applicable, the ability of our subsidiaries to, among other things:

•	incur additional debt;

•	make certain investments and acquisitions;

•	enter into certain types of transactions with affiliates;

•	use assets as security in other transactions;

•	pay dividends;

•	sell certain assets or merge with or into other companies;

•	guarantee the debt of others;

•	enter into new lines of businesses;

•	make capital expenditures;

•	prepay, redeem or exchange our debt; and

•	form any joint ventures or subsidiary investments.

Our ability to comply with the covenants and other terms of our debt obligations will depend on our future operating performance. If we fail to comply with such covenants and terms, we would be required to obtain waivers from our lenders to maintain compliance with our debt obligations. If we are unable to obtain any necessary waivers and the debt is accelerated, a material adverse effect on our financial condition and future operating performance would likely result. The terms of our debt obligations and the amount of borrowing availability under our facilities may restrict or delay our ability to fulfill our obligations under the Tax Receivable Agreement. In accordance with the terms of the Tax Receivable Agreement, delayed or unpaid amounts thereunder would accrue interest at a default rate of one-year LIBOR plus 500 basis points until paid. Our obligations under the Tax Receivable Agreement could result in a failure to comply with covenants or financial ratios required by our debt financing agreements and could result in an event of default under such a debt financing.

The Company had expected to make a required payment under the Tax Receivable Agreement in the fourth quarter of 2015. As a result of lower than expected cash from operations due to weaker than projected performance, and the level of projected availability under the Revolving Credit Facility, we concluded that we would not be able to fund the payment when due. Accordingly, on September 1, 2015, we entered into an amendment to the Tax Receivable Agreement with Sun Cardinal, an affiliate of Sun Capital Partners, for itself and as a representative of the other stockholders parties thereto. Pursuant to this amendment, Sun Cardinal agreed to postpone payment of the tax benefit with respect to the 2014 taxable year, currently estimated at approximately $21.8 million plus accrued interest, to September 15, 2016. We intend to use a portion of the proceeds from this offering to make that payment. The amendment to the Tax Receivable Agreement also waived the application of a default interest rate at LIBOR plus 500 basis points per annum on the postponed payment. The interest rate on the postponed payment will remain at LIBOR plus 200 basis points per annum.

Risks Related to Our Structure and this Offering

We are a “controlled company,” controlled by investment funds advised by affiliates of Sun Capital Partners, whose interests in our business may be different from yours.

Affiliates of Sun Capital Partners owned approximately 55.3% of our outstanding common stock as of the record date. As such, affiliates of Sun Capital Partners will, for the foreseeable future, have significant influence over our reporting and corporate management and affairs, and will be able to control virtually all matters requiring stockholder approval. For so long as affiliates of Sun Capital Partners own 30% or more of our outstanding shares of common stock, Sun Cardinal, an affiliate of Sun Capital Partners, will have the right to designate a majority of our board of directors. For so long as affiliates of Sun Capital Partners have the right to designate a majority of our board of directors, the directors designated by affiliates of Sun Capital Partners are expected to constitute a majority of each committee of our board of directors, other than our Audit Committee, and the chairman of each of the committees, other than our Audit Committee, is expected to be a director serving on such committee who is designated by affiliates of Sun Capital Partners, provided that, at such time as we are not a “controlled company” under the NYSE corporate governance standards, our committee membership will comply with all applicable requirements of those standards and a majority of our board of directors will be “independent directors,” as defined under the rules of the NYSE (subject to applicable phase-in rules).

As a “controlled company,” the rules of the NYSE exempt us from the obligation to comply with certain corporate governance requirements, including the requirements that a majority of our board of directors consists of “independent directors,” as defined under such rules, and that we have nominating and corporate governance and compensation committees that are each composed entirely of independent directors. These exemptions do not modify the requirement for a fully independent audit committee, which we have. Similarly, once we are no longer a “controlled company,” we must comply with the independent board committee requirements as they relate to the nominating and corporate governance and compensation committees, which are permitted to be phased-in as follows: (1) one independent committee member on the date we cease to be a “controlled company”; (2) a majority of independent committee members within 90 days of such date; and (3) all independent committee members within one year of such date. Additionally, we will have 12 months from the date we cease to be a “controlled company” to have a majority of independent directors on our board of directors.

Affiliates of Sun Capital Partners control actions to be taken by us, our board of directors and our stockholders, including amendments to our amended and restated certificate of incorporation and amended and restated bylaws and approval of significant corporate transactions, including mergers and sales of substantially all of our assets. The directors designated by affiliates of Sun Capital Partners have the authority, subject to the terms of our indebtedness and the rules and regulations of the NYSE, to issue additional stock, implement stock repurchase programs, declare dividends and make other decisions. The NYSE independence standards are intended to ensure that directors who meet the independence standard are free of any conflicting interest that could influence their actions as directors. Our amended and restated certificate of incorporation provides that the doctrine of “corporate opportunity” does not apply against Sun Capital Partners or its affiliates, or any of our directors who are associates of, or affiliated with, Sun Capital Partners, in a manner that would prohibit them from investing in competing businesses or doing business with our partners or customers. It is possible that the interests of Sun Capital Partners and its affiliates may in some circumstances conflict with our interests and the interests of our other stockholders, including you. For example, Sun Capital Partners may have different tax positions from other stockholders which could influence their decisions regarding whether and when we should dispose of assets, whether and when we should incur new or refinance existing indebtedness, especially in light of the existence of the Tax Receivable Agreement, and whether and when we should terminate the Tax Receivable Agreement and accelerate our obligations thereunder. In addition, the structuring of future transactions may take into consideration tax or other considerations of Sun Capital Partners and its affiliates even where no similar benefit would accrue to us. See “Tax Receivable Agreement” under Note 15 to the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2014 and Note 12 to the Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2015, both of which are incorporated in this prospectus by reference, for more information regarding the terms of the Tax Receivable Agreement.

We are a holding company and we are dependent upon distributions from our subsidiaries to pay dividends, taxes and other expenses.

Vince Holding Corp. is a holding company with no material assets other than its ownership of membership interests in Vince Intermediate Holding, LLC, a holding company that has no material assets other than its interest in Vince, LLC. Neither Vince Holding Corp. nor Vince Intermediate Holding, LLC have any independent means of generating revenue. To the extent that we need funds, for a cash dividend to holders of our common stock or otherwise, and Vince Intermediate Holding, LLC or Vince, LLC is restricted from making such distributions under applicable law or regulation or is otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition.

We file consolidated income tax returns on behalf of Vince Holding Corp. and Vince Intermediate Holding, LLC. Most of our future tax obligations will likely be attributed to the operations of Vince, LLC. Accordingly, most of the payments against the Tax Receivable Agreement will be attributed to the operations of Vince, LLC. We intend to cause Vince, LLC to pay distributions or make funds available to us in an amount sufficient to allow us to pay our taxes and any payments due to certain of our stockholders under the Tax Receivable Agreement. If, as a consequence of these various limitations and restrictions, we do not have sufficient funds to pay tax or other liabilities, we may have to borrow funds and thus our liquidity and financial condition could be materially adversely affected. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest at a default rate of one-year LIBOR plus 500 basis points until paid. See “Tax Receivable Agreement” under Note 15 to the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2014 and Note 12 to the Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2015, both of which are incorporated in this prospectus by reference, for more information regarding the terms of the Tax Receivable Agreement.

Anti-takeover provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could delay and discourage takeover attempts that stockholders may consider to be favorable.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may make the acquisition of our Company more difficult without the approval of our board of directors. These provisions include:

•	the classification of our board of directors so that not all members of our board of directors are elected at one time;

•	the authorization of the issuance of undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include super voting, special approval, dividend, or other rights or preferences superior to the rights of the holders of our common stock;

•	stockholder action can only be taken at a special or regular meeting and not by written consent following the time that Sun Capital Partners and its affiliates cease to beneficially own a majority of our common stock;

•	advance notice procedures for nominating candidates to our board of directors or presenting matters at stockholder meetings;

•	removal of directors only for cause following the time that Sun Capital Partners and its affiliates cease to beneficially own a majority of our common stock;

•	allowing Sun Cardinal to fill any vacancy on our board of directors for so long as affiliates of Sun Capital Partners own 30% or more of our outstanding shares of common stock and thereafter, allowing only our board of directors to fill vacancies on our board of directors; and

•	following the time that Sun Capital Partners and its affiliates cease to beneficially own a majority of our common stock, super-majority voting requirements to amend our bylaws and certain provisions of our certificate of incorporation.

Our amended and restated certificate of incorporation also contains a provision that provides us with protections similar to Section 203 of the Delaware General Corporation Law, or the DGCL, and prevents us from engaging in a business combination, such as a merger, with a person or group who acquires at least 15% of our voting stock for a period of three years from the date such person became an interested stockholder, unless board or stockholder approval is obtained prior to acquisition. However, our amended and restated certificate of incorporation also provides that both Sun Capital Partners and its affiliates and any persons to whom a Sun Capital Partners affiliate sells its common stock will be deemed to have been approved by our board of directors.

These anti-takeover provisions and other provisions under Delaware law could discourage, delay or prevent a transaction involving a change of control of our Company, even if doing so would benefit our stockholders. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

Our amended and restated certificate of incorporation also provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is, to the fullest extent permitted by applicable law, the sole and exclusive forum for any of the following: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

We are an “emerging growth company” and have elected to comply with reduced public company reporting requirements, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we have chosen to take advantage of certain exemptions from various public company reporting requirements. These exemptions include, but are not limited to, (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements, and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years after the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which such fifth anniversary will occur in 2018. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we would cease to be an emerging growth company prior to the end of such five-year period. We will become a large accelerated filer the year after we have an aggregate worldwide market value of the voting and non-voting common equity held by non-affiliates of $700 million or more. We have taken advantage of certain of the reduced disclosure obligations regarding executive compensation in certain of our reports filed with the SEC and may elect to take advantage of other reduced burdens in future filings. As a result, the information we provide to holders of our common stock may be different than you might receive from other public reporting companies in which you hold equity interests. We cannot predict if investors will find our common stock less attractive as a result of our reliance on these exemptions. If some investors find our common stock less attractive as a result of any choice we make to reduce disclosure, there may be a less active trading market for our common stock and the price for our common stock may be more volatile.

As an emerging growth company we are not required to comply with the rules of the SEC implementing Section 404(b) of the Sarbanes-Oxley Act and therefore our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting until the fiscal year after the fiscal year we cease to be an emerging growth company. We are required, however, to comply with the SEC’s rules implementing Section 302 and 404 other than 404(b) of the Sarbanes-Oxley Act. These rules require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. If we are unable to conclude that we have effective internal control over financial reporting, our independent registered public accounting firm is unable to provide us with an unqualified report as and when required by Section 404 or we are required to restate our financial statements, we may fail to meet our public reporting obligations and investors could lose confidence in our reported financial information, which could have a negative impact on the trading price of our stock.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. However, we have irrevocably elected not to avail ourselves of this extended transition period for complying with new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

This offering may cause the price of our common stock to decline and it may not recover for a substantial period of time or at all.

The subscription price per share represents a 12.3% discount to the average of the daily volume-weighted-average prices of our common stock on the NYSE of $6.27 per share from February 12, 2016 (the date we initially filed the registration statement related to this offering with the SEC) to March 14, 2016 (the last trading day for which information was available prior to the approval of the subscription price by our Audit Committee), and a 24.9% discount to the $7.33 per share closing price of our common stock on the NYSE on March 15, 2016 (the date our Audit Committee approved the subscription price). The subscription price, together with the number of shares of our common stock we propose to issue and ultimately will issue if this offering and the Backstop Commitment are completed, may result in an immediate decrease in the market value of our common stock. If the market price of our common stock falls below the subscription price, participants in this offering will have committed to buy shares of our common stock in this offering at a price greater than the prevailing market price. Further, if a substantial number of rights are exercised and the holders of the shares received upon exercise of those rights choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock. We cannot assure you that the market price of our shares of common stock will not decline prior to the expiration of this offering or that, after shares of our common stock are issued upon exercise of rights, a subscribing rights holder will be able to sell shares of our common stock purchased in this offering at a price greater than or equal to the subscription price.

The subscription price determined for this offering and the purchase price under the Investment Agreement may not be indicative of the fair value of our common stock.

The subscription price was set by our Audit Committee and you should not consider the subscription price as an indication of the value of our common stock. The purchase price under the Investment Agreement is equal to the subscription price. The subscription price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition or any other established criteria for fair value. The market price of our common stock could decline during or after this offering, and you may not be able to sell shares of our common stock purchased in this offering at a price equal to or greater than the subscription price, or at all.

Our common stock price may be volatile.

The trading price of our common stock may fluctuate substantially. The price of our common stock that will prevail in the market after this offering may be higher or lower than the subscription price, depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	significant volatility in the market price and trading volume of securities of our competitors;

•	actual or anticipated changes in our earnings or fluctuations in our operating results or changes in the expectations or recommendations of securities analysts;

•	material announcements by us or our competitors regarding business performance, financings, mergers and acquisitions or other transactions;

•	general economic conditions and trends;

•	competitive factors and pricing pressures for fabrics or other raw materials, particularly cotton, leather, and synthetics used in our manufactured apparel; or

•	departures of key personnel.

Your interest in us may be diluted as a result of this offering.

Stockholders who do not fully exercise their rights should expect that they will, at the completion of this offering and the Backstop Commitment, own a smaller proportional interest in us than would otherwise be the case had they fully exercised their rights. After giving effect to this offering, assuming that it is fully subscribed, we would have approximately 48,858,057 shares of common stock outstanding, representing an increase in outstanding shares of approximately 31.9%.

There can be no guarantee that the transactions contemplated by the Investment Agreement will be consummated in the event this offering is not fully subscribed.

The closing of the transactions contemplated by the Investment Agreement is subject to satisfaction or waiver of customary conditions, including compliance with covenants and the accuracy of representations and warranties provided in the Investment Agreement and consummation of this offering. As a result, we cannot guarantee that the transactions contemplated by the Investment Agreement will be consummated in the event this offering is not fully subscribed. Failure to consummate the transactions contemplated by the Investment Agreement could have adverse effects on our business and results of operations, including our ability to ensure sufficient liquidity to make the required payments under the Tax Receivable Agreement and service our indebtedness.

You may not revoke your exercise of rights.

Once you have exercised your rights, you may not revoke such exercise in whole or in part. Accordingly, any exercise of rights will constitute a binding commitment to purchase and pay for the shares of our common stock issuable upon such exercise, regardless of any changes in the value of such shares, in our business, financial condition, results of operations or future prospects or in your individual circumstances.

The rights are non-transferable and thus there will be no market for them.

You cannot transfer or sell your rights to anyone else. We do not intend to list the rights on any securities exchange or include them in any automated quotation system. Therefore, there will be no market for the rights.

You may not be able to resell any shares of our common stock that you purchase upon the exercise of rights immediately upon expiration of this offering.

If you exercise your rights, you may not be able to resell the common stock purchased by exercising your rights until you (or your broker or other nominee) have received a stock certificate or book-entry representing those shares. Although we will endeavor to issue the appropriate certificates and book-entries as soon as practicable after completion of this offering, there may be some delay between the expiration date and the time that we issue the new stock certificates and book-entries.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

While we intend to use a portion of the net proceeds of this offering to pay the amount owed by us under the Tax Receivable Agreement, estimated at approximately $21.8 million plus accrued interest, and to repay all outstanding indebtedness under the Revolving Credit Facility, estimated to be approximately $25.0 million as of the expiration date of this offering, we will have broad discretion in determining how the remaining net proceeds of this offering will be used. While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this offering. Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds.

If we cancel this offering, neither we nor the subscription agent will have any obligation to you except to return your subscription payments.

We may withdraw or terminate this offering at any time only with the consent of Sun Cardinal and SCSF Cardinal or after the termination of the Investment Agreement in accordance with its terms. If we withdraw or terminate this offering, neither we nor the subscription agent will have any obligation with respect to rights that have been exercised except to return, without interest or deduction, any subscription payments the subscription agent received from you.

If you do not act on a timely basis and follow subscription instructions, your exercise of rights may be rejected.

Holders of shares of our common stock who desire to purchase shares of our common stock in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on the expiration date, unless extended. If you are a beneficial owner of shares of our common stock and you wish to exercise your rights, you must act promptly to ensure that your broker, custodian bank or other nominee acts for you and that all required forms and payments are actually received by your broker, custodian bank or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the rights granted in this offering that you beneficially own prior to 5:00 p.m., New York City time on the expiration date, unless extended. We will not be responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on the expiration date, unless extended.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase shares in this offering.

Any uncertified check used to pay for shares to be issued in this offering must clear prior to the expiration date of this offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares by uncertified check and your check has not cleared prior to the expiration date of this offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares you wish to purchase.

The receipt of rights may be treated as a taxable dividend to you.

The distribution of the rights in this offering should be a non-taxable stock dividend under the Code. See “Material U.S. Federal Income Tax Considerations.” This position is not binding on the IRS, or the courts, however. If this offering is part of a “disproportionate distribution” under Section 305 of the Code, your receipt of rights in this offering may be treated as the receipt of a distribution equal to the fair market value of the rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, with any excess being treated as a return of basis to the extent thereof and then as capital gain.

Affiliates of Sun Capital Partners beneficially own a majority of the outstanding shares of our common stock, and two of those affiliates are providing the Backstop Commitment. The interests of Sun Capital Partners and its affiliates in this offering may be different from yours.

As of the record date, Sun Capital Partners and its affiliates beneficially owned approximately 55.3% of our outstanding common stock. Two of those affiliates, Sun Cardinal and SCSF Cardinal, are providing the Backstop Commitment in connection with this offering. See “The Investment Agreement.” In the event that the Backstop Commitment is fully exercised as a result of no stockholders electing to participate in this offering, Sun Capital Partners and its affiliates will own approximately 66.1% of our outstanding common stock upon the closing of the Backstop Commitment. Sun Cardinal, one of our stockholders and an affiliate of Sun Capital Partners, has the right to designate a majority of the members of our board of directors for so long as affiliates of Sun Capital Partners own 30% or more of our outstanding shares of our common stock. A majority of the members of our board of directors have been designated by Sun Cardinal pursuant to that right. As a result, Sun Capital Partners and its affiliates have the ability to exercise influence over decision-making with respect to our business direction, including this offering. The interests of Sun Capital Partners in this offering may be different from yours, particularly because approximately $21.8 million of the proceeds of this offering will be used to pay the amount owed by us under the Tax Receivable Agreement to the Pre-IPO Stockholders, including Sun Cardinal and other affiliates of Sun Capital Partners.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about this offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about this offering. This prospectus and the documents we incorporate by reference contain more detailed descriptions of the terms and conditions of this offering and provide additional information about us and our business, including potential risks related to our business, this offering and our common stock.

What is this offering?

We are issuing to the holders of our common stock as of the record date non-transferable rights to subscribe for an aggregate of up to 11,818,181 shares of our common stock. Each holder, who we refer to as a rights holder or you, is being issued one non-transferable right for each share of our common stock owned on the record date (1 for 1). Each right entitles you to purchase 0.3191 shares of our common stock, which we refer to as the subscription right, at a price of $5.50 per whole share, which we refer to as the subscription price. Rights may only be exercised in aggregate for whole numbers of shares of our common stock; no fractional shares of our common stock will be issued in this offering.

What is the over-subscription right?

If you purchase all of the shares of our common stock available to you pursuant to your subscription rights, you may also choose to purchase a portion of any shares of our common stock that our other stockholders do not purchase through the exercise of their subscription rights. You should indicate on your rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional shares of our common stock you would like to purchase pursuant to your over-subscription right.

The over-subscription right allows you to subscribe for an additional amount equal to up to 20% of the shares of our common stock for which you were otherwise entitled to subscribe pursuant to the subscription right (calculated prior to the exercise of subscription rights). If sufficient shares of our common stock are available, we will seek to honor your over-subscription request in full, subject to the 20% cap. If over-subscription requests exceed the number of shares available, however, we will allocate the available shares pro rata among rights holders who over-subscribe based on the relative number of subscription rights exercised.

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription right before this offering expires. Because we will not know the total number of unsubscribed shares of our common stock before this offering expires, if you wish to maximize the number of shares you purchase pursuant to your over-subscription right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares that may be available to you (i.e., the aggregate payment for both your subscription right and for any additional shares you desire to purchase pursuant to your over-subscription request). Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

We refer to the subscription rights and the over-subscription rights as the rights.

Why are we conducting this offering?

We are conducting this offering in order to raise additional capital and to improve and strengthen our balance sheet and liquidity position. We intend to use a portion of the net proceeds of this offering and the Backstop Commitment to pay the amount owed by us under the Tax Receivable Agreement for the tax benefit with respect to the 2014 taxable year, equal to approximately $21.8 million plus accrued interest, and to repay all outstanding indebtedness under the Revolving Credit Facility. As of October 31, 2015, $32.9 million of indebtedness was outstanding under the Revolving Credit Facility and, as of the expiration date of this offering, we estimate that approximately $25.0 million of indebtedness will be outstanding. We intend to use the remaining net proceeds for general corporate purposes, which may include future amounts owed by us under the Tax Receivable Agreement. The Tax Receivable Agreement payment is owed to the Pre-IPO Stockholders, including Sun Cardinal and other affiliates of Sun Capital Partners, our largest stockholder whose affiliates are providing the Backstop Commitment.

Our board of directors and, separately, the Audit Committee of our board of directors, considered and evaluated a number of factors relating to this offering, including:

•	our current capital resources and our future need for additional liquidity and capital;

•	our need for increased financial flexibility in order to enable us to achieve our business plan;

•	the size and timing of this offering;

•	the potential dilution to our current stockholders if they choose not to participate in this offering;

•	alternatives available for raising capital, including debt and other forms of equity raises;

•	the potential impact of this offering on the public float for our common stock; and

•	the fact that existing stockholders would have the opportunity to participate on a pro rata basis to purchase additional shares of our common stock, subject to certain restriction.

The Commitment Letter and the Investment Agreement were reviewed, negotiated and approved by the Audit Committee of our board of directors, consisting entirely of independent directors who are not affiliated with Sun Capital Partners, with advice from legal counsel, and the Investment Agreement was entered into with input from the Company’s capital markets advisor.

Am I required to exercise the rights I receive in this offering?

No. You may exercise any number of your rights (subject to the limitations described in “—What are the rights?”), or you may choose not to exercise any of your rights. However, if you choose not to exercise your rights or you exercise less than your full amount of rights and other stockholders fully exercise their rights, the percentage of our common stock owned by other stockholders will increase relative to your ownership percentage, and your voting and other rights in Vince will likewise be diluted.

What are the rights?

The rights give holders the opportunity to purchase 0.3191 shares of our common stock for every right held at a subscription price of $5.50 per whole share, provided that (1) rights may be exercised in aggregate only to purchase whole shares of our common stock and (2) the total subscription price payable upon any exercise of rights will be rounded to the nearest whole cent. You will receive one right for each one of our shares of common stock owned as of 5:00 p.m., New York City time, on the record date. For example, if you own 100 shares of our common stock as of 5:00 p.m., New York City time, on the record date, your rights would entitle you to purchase a total of 31 shares of our common stock for a total subscription price of $170.50 (after rounding to the nearest whole cent). Subject to the limitations described above, you may exercise some or all of your rights, or you may choose not to exercise any rights at all.

May I sell, transfer or assign my rights?

No. You may not transfer, sell or assign any of the rights distributed to you, provided however, subscription rights will be transferable by operation of law (e.g., by death of the rights holder). The rights are non-transferable and we do not intend to list the rights on any securities exchange or include them in any automated quotation system. Therefore, there will be no market for the rights.

However, the shares of our common stock issued upon the exercise of rights will be listed on NYSE under the symbol “VNCE.”

How do I exercise my rights if my shares of the Company’s common stock are held in my name?

If you hold your shares of our common stock in your name and you wish to participate in this offering, you must deliver a properly completed and duly executed rights certificate or instruct Depository Trust Company to transfer your rights to the account of the subscription agent, as applicable, and deliver all other required subscription documents, together with payment of the full subscription price, to the subscription agent before 5:00 p.m., New York City time, on the expiration date.

If you send an uncertified check, payment will not be deemed to have been delivered to the subscription agent until the check has cleared. In certain cases, you may be required to provide signature guarantees.

Please follow the delivery instructions on the rights certificate. Do not deliver documents to us. You are solely responsible for completing delivery to the subscription agent of your rights certificate, all other required subscription documents and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., New York City time, on the expiration date. See “—To whom should I send my forms and payment?” below.

If you send a payment that is insufficient to purchase the number of shares of our common stock you requested, or if the number of shares of our common stock you requested is not specified in the forms, the payment received will be applied to exercise your rights to the fullest extent possible based on the amount of the payment received pursuant to your rights. Any payment that is received but not so applied will be refunded to you without interest (subject to the rounding of the amount so applied to the nearest whole cent).

What form of payment is required to purchase shares of the Company’s common stock?

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in U.S. currency. Checks or bank drafts drawn on U.S. banks should be payable to “Broadridge Corporate Issuer Solutions, Inc., as subscription agent for Vince Holding Corp.”

Payments will be deemed to have been received upon clearance of any uncertified check. Please note that funds paid by uncertified check may take five or more business days to clear. Accordingly, rights holders who wish to pay the subscription price by means of uncertified check are urged to make payment sufficiently in advance of the expiration time to ensure that such payment is received and clears by such date. If you hold your shares of our common stock in the name of a broker, dealer, custodian bank or other nominee, separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.

How do I exercise my rights if my shares of the Company’s common stock are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your shares of our common stock in the name of a broker, dealer, custodian bank or other nominee who uses the services of Depository Trust Company, Depository Trust Company will credit one right to your nominee record holder for each share of our common stock that you beneficially owned as of the record date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

How soon must I act to exercise my subscription rights?

If your shares of our common stock are registered in your name and you elect to exercise any or all of your rights, the subscription agent must receive your properly completed and duly executed rights certificate or the transfer of your rights by Depository Trust Company, as applicable, all other required subscription documents and full subscription payment, including final clearance of any uncertified check, before this offering expires at 5:00 p.m., New York City time, on the expiration date, which is April 14, 2016. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the expiration of this offering by which time you must provide the nominee with your instructions and payment to exercise your rights. Although our board of directors, or a committee thereof, may extend the expiration date (which extension requires the consent of Sun Cardinal and SCSF Cardinal if it results in this offering remaining open for more than 20 days), it currently does not intend to do so.

Although we will make reasonable attempts to provide this prospectus to our stockholders to whom rights are distributed, this offering and all rights will expire at 5:00 p.m., New York City time, on the expiration date, whether or not we have been able to locate and deliver this prospectus to all such stockholders.

After I exercise my rights, can I change my mind?

No. Once you have exercised your rights, you may not revoke such exercise in whole or in part. Accordingly, any exercise of rights will constitute a binding commitment to purchase and pay for the shares of our common stock issuable upon such exercise, regardless of any changes in the value of such shares, in our business, financial condition, results of operations or future prospects or in your individual circumstances.

Can this offering be cancelled or extended?

Yes. Our Audit Committee, with the assistance of the Company’s capital markets advisor, may continue to explore and evaluate other potential alternative financing transactions that would qualify as Superior Transactions. This offering may only be terminated with the consent of Sun Cardinal and SCSF Cardinal or after the termination of the Investment Agreement in accordance with its terms. If we withdraw or terminate this offering, neither we nor the subscription agent will have any obligation with respect to rights that have been exercised except to return, without interest or deduction, any subscription payments the subscription agent received from you. If we were to cancel this offering, any money received from subscribing stockholders would be returned promptly, without interest or penalty, and we would not be obligated to issue shares or common stock to holders who have exercised their rights prior to termination. In addition, we may extend the period for exercising the rights, subject to the terms of the Investment Agreement, including that any extension that results in this offering remaining open for more than 20 days requires the consent of Sun Cardinal and SCSF Cardinal. See “The Rights Offering—Reasons for the Rights Offering” and “The Investment Agreement—Termination.”

How was the subscription price determined?

The $5.50 subscription price was set by our Audit Committee considering, among other things, input from the Company’s capital markets advisor. The Audit Committee of our board of directors consists entirely of independent directors who are not affiliated with Sun Capital Partners. The factors considered by our Audit Committee and the process our Audit Committee undertook to review, consider and approve the subscription price are discussed in “The Rights Offering—Reasons for the Rights Offering” and “Determination of the Offering Price.”

Has our board of directors made a recommendation to our stockholders regarding the exercise of rights under this offering?

No. Neither our board of directors nor our Audit Committee has made, nor will they make, any recommendation to stockholders regarding the exercise of rights in this offering. We cannot predict the price at which our shares of common stock will trade after this offering. You should make an independent investment decision about whether or not to exercise your rights. Stockholders who exercise rights risk investment loss on new money invested. We cannot assure you that the market price for our common stock will remain above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. If you do not exercise or sell your rights, you will lose any value represented by your rights, and if you do not exercise your rights in full, your percentage ownership interest and related rights in Vince will be diluted.

As of the record date, Sun Capital Partners and its affiliates beneficially owned approximately 55.3% of our common stock, and four of our eight directors are affiliated with Sun Capital Partners, Sun Cardinal and SCSF Cardinal. You should not view the intentions of Sun Cardinal or SCSF Cardinal as a recommendation or other indication by them, Sun Capital Partners or any member of our board of directors, regarding whether the exercise of the subscription rights is or is not in your best interests.

May I participate in this offering if I sell my common stock after the record date?

The record date for this offering is March 23, 2016. If you own common stock as of 5:00 p.m., New York City time, on the record date, you will receive rights and may participate in this offering even if you subsequently sell your common stock.

Are there any risks associated with this offering?

Stockholders who exercise their rights will incur investment risk on new money invested. The stock market and, in particular, our common stock price, has experienced significant volatility recently. As a result, the market price for our common stock may be volatile. This offering will increase the number of outstanding shares of our common stock (assuming the exercise of the rights in full) by approximately 31.9% and the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. The market price of our common stock will depend on many factors, which may change from time to time, including our financial condition, performance, creditworthiness and prospects, future sales of our securities and other factors. Volatility in the market price of our common stock may prevent you from being able to sell our common stock when you want or at prices you find attractive. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of this offering and the information contained in, or incorporated by reference into, this prospectus or any free writing prospectus. You should carefully consider the risks, among other things, described under the heading “Risk Factors” and in the documents incorporated by reference into this prospectus before exercising your rights and investing in shares of our common stock.

Will the directors and executive officers participate in this offering?

To the extent they hold common stock as of the record date, our directors and executive officers are entitled to participate in this offering on the same terms and conditions applicable to all other stockholders. While some or all of our directors and executive officers may participate in this offering, they are not required to do so. Four of our eight directors are affiliated with Sun Capital Partners, Sun Cardinal and SCSF Cardinal, providers of the Backstop Commitment in connection with this offering. See “The Rights Offering—Effect of Rights Offering on Existing Stockholders; Interests of Certain Stockholders, Directors and Officers”.

Will Sun Capital Partners or any of its affiliates participate in this offering?

As of the record date, Sun Capital Partners and its affiliates beneficially owned 20,480,729 shares of our common stock, constituting approximately 55.3% of our outstanding common stock. Affiliates of Sun Capital Partners are entitled to participate in this offering on the same terms and conditions applicable to all rights holders. While such affiliates may participate in this offering, they are not required to do so. However, Sun Cardinal and SCSF Cardinal have provided the Backstop Commitment in the event the proceeds from this offering are less than $65.0 million. See “Investment Agreement.”

When will I receive my shares of the Company’s common stock?

Stockholders whose shares are held of record by Cede & Co., or Cede, the nominee of Depository Trust Company, or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of Cede or such other depository or nominee. With respect to all other stockholders, stock certificates for all shares acquired will be mailed after payment for all the shares subscribed for has cleared, which may take up to 15 business days from the expiration date.

Is there a backstop purchaser?

Yes. On March 15, 2016, we entered into the Investment Agreement with Sun Cardinal and SCSF Cardinal, affiliates of Sun Capital Partners, pursuant to which we have agreed to issue and sell to Sun Cardinal and SCSF Cardinal, and Sun Cardinal and SCSF Cardinal have agreed to purchase, an aggregate number of shares of our common stock equal to (x) $65.0 million, minus (y) the aggregate proceeds of this offering, at a price per share equal to the subscription price, subject to the terms and conditions of the Investment Agreement. See “Investment Agreement” for additional details on the Backstop Commitment, including the fees to be paid by us and our expense reimbursement obligation to Sun Cardinal and SCSF Cardinal. See “The Investment Agreement—Commitment Fee and Expense Reimbursement” and “—Closing Conditions.”

Why is there a backstop purchaser?

We obtained the commitment of Sun Cardinal and SCSF Cardinal to act as the backstop purchasers under the Investment Agreement to ensure that we would receive at least $65.0 million of gross proceeds, less fees and expenses of this offering and the Backstop Commitment.

What effects will this offering have on our outstanding common stock?

After giving effect to this offering, assuming that it is fully subscribed, we will have approximately 48,858,057 shares of common stock outstanding, representing an increase of approximately 31.9% in our outstanding shares as of the record date. If you fully exercise the rights that we distribute to you, your proportional interest in us will remain the same. If you do not exercise any rights, or you exercise less than all of your rights, your interest in us will be diluted, as you will own a smaller proportional interest in us compared to your interest prior to this offering.

As of the record date, Sun Capital Partners and its affiliates beneficially owned approximately 55.3% of our common stock, and four of our eight directors are affiliated with Sun Capital Partners, Sun Cardinal and SCSF Cardinal. Sun Capital Partners and its affiliates will have the right to subscribe for and purchase shares of our common stock in this offering, but they have no obligation to do so.

If all of our stockholders, including Sun Capital Partners and its affiliates, exercise the subscription rights issued to them and this offering is therefore fully subscribed, the beneficial ownership percentage of Sun Capital Partners and its affiliates will not change. Assuming that no holders, including Sun Capital Partners and its affiliates, exercise their rights in this offering, Sun Cardinal and SCSF Cardinal will acquire 11,818,181 shares of our common stock at the subscription price pursuant to the Backstop Commitment, following which (1) Sun Capital Partners and its affiliates would beneficially own approximately 66.1% of our outstanding common stock and (2) all other holders would beneficially own approximately 33.9% of our outstanding common stock. All ownership percentages described in this paragraph are based upon our outstanding common stock and the beneficial ownership of Sun Capital Partners and its affiliates as of the record date. Except as a result of any increase in its ownership of our common stock and related rights, Sun Capital Partners and its affiliates will not obtain any additional governance or control rights as a result of this offering.

The number of shares of our common stock outstanding listed in each case above assumes that (1) all of the other shares of our common stock issued and outstanding on the record date will remain issued and outstanding and owned by the same persons as of the closing of this offering and (2) we will not issue any shares of common stock in the period between the record date and the closing of this offering.

Are there any conditions to Sun Cardinal and SCSF Cardinal’s obligations under the Investment Agreement?

Yes. The obligations of Sun Cardinal and SCSF Cardinal to consummate the transactions under the Investment Agreement are subject to the satisfaction or waiver of specified conditions, including, but not limited to, compliance with covenants and the accuracy of representations and warranties provided in the Investment Agreement, consummation of this offering, the receipt of all required regulatory approvals, including under the Hart-Scott-Rodino Act, and no material adverse effect with respect to our financial condition, business, properties, assets, liabilities or results of operations.

When do Sun Cardinal and SCSF Cardinal’s obligations under the Investment Agreement expire?

The Investment Agreement may be terminated by the Company, on the one hand, or Sun Cardinal and SCSF Cardinal, on the other hand, if the transactions contemplated by the Investment Agreement have not been consummated by April 30, 2016.

How much will we receive from this offering and how will such proceeds be used?

We estimate that the net proceeds from this offering and the Backstop Commitment will be approximately $63.6 million, after deducting expenses related to this offering.

We intend to use a portion of the net proceeds to pay the amount owed by us under the Tax Receivable Agreement for the tax benefit with respect to the 2014 taxable year, equal to approximately $21.8 million plus accrued interest, and to repay all outstanding indebtedness under the Revolving Credit Facility. As of October 31, 2015, $32.9 million of indebtedness was outstanding under the Revolving Credit Facility and, as of the expiration date of this offering, we estimate that approximately $25.0 million of indebtedness will be outstanding. We intend to use the remaining net proceeds for general corporate purposes, which may include future amounts owed by us under the Tax Receivable Agreement. The Tax Receivable Agreement payment is owed to the Pre-IPO Stockholders, including Sun Cardinal and other affiliates of Sun Capital Partners.

If my exercise of rights is not valid or if this offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until the completion of this offering. If your exercise of rights is deemed not to be valid or this offering is not completed, all subscription payments received by the subscription agent will be returned as soon as practicable following the expiration of this offering, without interest or penalty. If you own shares through a nominee, it may take longer for you to receive your subscription payments because the subscription agent will return payments through the record holder of your shares.

What fees or charges apply if I purchase shares in this offering?

We are not charging any fee or sales commission to issue rights to you or to issue shares of our common stock to you if you exercise your rights. If you exercise your rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your nominee may charge you.

What are the U.S. federal income tax consequences of exercising my rights?

For U.S. federal income tax purposes, a holder should not recognize income or loss in connection with the receipt or exercise of rights in this offering. You should consult your tax advisor as to your particular tax consequences resulting from this offering. For a summary of certain U.S. federal income tax consequences of this offering, see “Material U.S. Federal Income Tax Considerations.”

To whom should I send my forms and payment?

If your shares of our common stock are held in the name of a broker, dealer, custodian bank or other nominee, then you should deliver all required subscription documents and subscription payments pursuant to the instructions provided by your nominee. If your shares of our common stock are held in your name, then you should instruct Depository Trust Company to transfer your rights or send your rights certificate to the subscription agent, and send all other required subscription documents and subscription payments by mail, hand delivery or overnight courier to the appropriate address listed below:

If delivering by regular mail:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, NY 11717-0693

If delivering by hand or overnight courier:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

You and, if applicable, your nominee are solely responsible for instructing Depository Trust Company to transfer your rights to the subscription agent or completing delivery to the subscription agent of your rights certificate, as applicable, as well as completing delivery of all other required subscription documents and subscription payments. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payments before the expiration of this offering. If you hold your common stock through a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the expiration date of this offering.

Whom should I contact if I have other questions?

If you have any questions regarding this offering, completion of the rights certificate or any other subscription documents or submitting payment in this offering, please contact Broadridge toll-free at: +1 (855) 793-5068.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and certain information incorporated herein by reference, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the financial results or benefits anticipated. These forward-looking statements are not guarantees of actual results. Our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation:

•	our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service;

•	our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments;

•	our ability to control the level of sales in the off-price channels;

•	our ability to manage current excess inventory in a way that will promote the long-term health of the brand;

•	our ability to maintain adequate cash flow from operations, availability under the Revolving Credit Facility or obtain other financing to meet our liquidity needs (including our obligations under the Tax Receivable Agreement);

•	changes in consumer confidence and spending;

•	our ability to maintain projected profit margins;

•	unusual, unpredictable and/or severe weather conditions;

•	the execution and management of our retail store growth, including the availability and cost of acceptable real estate locations for new store openings;

•	the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies;

•	our ability to expand our product offerings into new product categories including the ability to find suitable licensing partners;

•	our ability to successfully implement our marketing initiatives;

•	our ability to protect our trademarks in the U.S. and internationally;

•	our ability to maintain the security of electronic and other confidential information;

•	serious disruptions and catastrophic events;

•	changes in global economies and credit and financial markets;

•	competition;

•	the impact of recent turnover in the senior management team;

•	the fact that a number of members of the management team have less than one year of tenure with the Company, and the current senior management team has not had a long period of time working together;

•	our ability to attract, assimilate and retain our permanent Chief Executive Officer, Chief Financial Officer and other key personnel;

•	commodity, raw material and other cost increases;

•	compliance with laws, regulations and orders;

•	changes in laws and regulations;

•	outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith;

•	our ability to consummate this offering on the terms disclosed herein;

•	the possibility that this offering may cause the price of our common stock to decline and not recover for a substantial period of time or at all;

•	that the subscription price determined for this offering and the purchase price under the Investment Agreement may not be indicative of the fair value of our common stock;

•	dilution of stockholders’ interest in us as a result of this offering;

•	that the exercise of the Backstop Commitment will increase the ownership percentage of our controlling stockholder, Sun Capital Partners and its affiliates;

•	our ability to complete the transactions contemplated by the Investment Agreement in the event this offering is not fully subscribed; and

•	other factors described in this prospectus under “Risk Factors” or as set forth from time to time in our SEC filings.

We intend these forward-looking statements to speak only as of the time of this prospectus and do not undertake to update or revise them as more information becomes available. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of Vince. Readers are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We estimate that the net proceeds from this offering and the Backstop Commitment will be approximately $63.6 million, after deducting expenses related to this offering.

We intend to use a portion of the net proceeds received from this offering and the Backstop Commitment to (1) repay the amount owed by us under the Tax Receivable Agreement for the tax benefit with respect to the 2014 taxable year, equal to approximately $21.8 million plus accrued interest, and (2) repay all outstanding indebtedness under the Revolving Credit Facility. As of October 31, 2015, $32.9 million of indebtedness was outstanding under the Revolving Credit Facility and, as of the expiration date of this offering, we estimate that approximately $25.0 million of indebtedness will be outstanding. We intend to use the remaining net proceeds for general corporate purposes, which may include future amounts owed by us under the Tax Receivable Agreement. The Tax Receivable Agreement payment is owed to the Pre-IPO Stockholders, including Sun Cardinal and other affiliates of Sun Capital Partners. As of the record date, Sun Capital Partners and its affiliates beneficially owned approximately 55.3% of our common stock, and four of our eight directors are affiliated with Sun Capital Partners, Sun Cardinal and SCSF Cardinal.

Interest is payable on the loans under the Revolving Credit Facility at either the LIBOR or the Base Rate, in each case, with applicable margins subject to a pricing grid based on an excess availability calculation. The “Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (i) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its prime rate; (ii) the federal funds rate for such day, plus 0.50%; and (iii) the LIBOR Rate for a one month interest period as determined on such day, plus 1.0%. The weighted average interest rate for borrowings outstanding under the Revolving Credit Facility as of October 31, 2015 was 2.3%. No prepayment fees are owed under the Revolving Credit Facility.

CAPITALIZATION

The following table sets forth our capitalization as of October 31, 2015 and our capitalization on a pro forma basis to give effect to the sale of 11,818,181 shares of our common stock in this offering or pursuant to the Backstop Commitment at a subscription price of $5.50 per whole share, and our receipt of the net proceeds from that sale. This table should be read in conjunction with “Use of Proceeds” included elsewhere in this prospectus and our consolidated audited and unaudited financial statements and the notes thereto incorporated by reference in this prospectus.

	As of October 31, 2015
(in thousands)	Actual	Pro Forma
Cash and cash equivalents	$124	$9,091	(1)

Short-term borrowings:
Revolving credit facility	$—	$—

Long-term debt:
Revolving credit facility	$32,909	$—	(2)

Term loan facility	$45,000	$45,000

Stockholders’ (deficit) equity:
Preferred Stock, $0.01 par value per share, 10,000,000 shares authorized; no shares issued and outstanding, actual and pro form basis	—	—
Common stock, $0.01 par value per share; 100,000,000 shares authorized; 36,775,443 shares issued and outstanding, actual basis; 48,593,624 shares issued and outstanding, pro forma basis	$368	$486
Additional paid-in capital	1,012,124	1,075,644
Accumulated deficit	(936,256)	(936,256)
Accumulated other comprehensive loss	(65)	(65)

Total stockholders’ equity	$76,171	$139,809

Total capitalization	$154,080	$184,809

(1)	Reflects cash and cash equivalents after repayment of the amount owed by us under the Tax Receivable Agreement for the tax benefit with respect to the 2014 taxable year, equal to approximately $21.8 million plus accrued interest, and repayment of all outstanding indebtedness under the Revolving Credit Facility, which as of October 31, 2015 was $32.9 million.
(2)	We intend to use a portion of the net proceeds received from this offering and the Backstop Commitment to repay all outstanding indebtedness under the Revolving Credit Facility. We estimate that approximately $25.0 million of indebtedness will be outstanding under the Revolving Credit Facility as of the expiration date of this offering.

THE RIGHTS OFFERING

Before deciding whether to exercise your subscription rights, you should carefully read this prospectus, including the information set forth under the heading “Risk Factors” and the information that is incorporated by reference into this prospectus.

Reasons for the Rights Offering

During fiscal 2015 we have experienced declining sales and additional costs associated with making strategic investments for the future growth of the VINCE brand, including costs associated with the write-down of excess inventory, consulting agreements with our co-founders and the reorganization of our management team. We believe these significant investments are essential to our commitment to developing a strong foundation from which we can drive consistent profitable growth for the long term, and we have considered various alternatives with respect to methods of enhancing our liquidity position. Proceeds we receive from this offering will provide us with additional liquidity and allow us to maintain a net debt balance sufficient to comply with any covenants under our Term Loan Facility and our Revolving Credit Facility, as well as provide additional cash for use in our operations. Furthermore, this offering would allow us to raise equity capital in a cost-effective manner that allows all of our stockholders the opportunity to participate in the transaction on a pro-rata basis, and if all stockholders exercise their rights, our stockholders may avoid dilution of their ownership interest in the Company, subject to the treatment of fractional shares.

Our board of directors and, separately, the Audit Committee of our board of directors, considered various factors in evaluating this offering and related transactions, including:

•	our current capital resources and our future need for additional liquidity and capital;

•	our need for increased financial flexibility in order to enable us to achieve our business plan;

•	the size and timing of this offering;

•	the potential dilution to our current stockholders if they choose not to participate in this offering;

•	alternatives available for raising capital, including debt and other forms of equity raises;

•	the potential impact of this offering on the public float for our common stock; and

•	the fact that existing stockholders would have the opportunity to participate on a pro rata basis to purchase additional shares of our common stock, subject to certain restriction.

The Commitment Letter and the Investment Agreement were reviewed, negotiated and approved by the Audit Committee of our board of directors, consisting entirely of independent directors who are not affiliated with Sun Capital Partners, with advice from legal counsel, and the Investment Agreement was entered into with input from the Company’s capital markets advisor.

Our Audit Committee, with the assistance of the Company’s capital markets advisor, may continue to explore and evaluate other potential alternative financing transactions that would qualify as Superior Transactions. The Investment Agreement (and this offering) may be terminated by us if we have entered into a definitive agreement to effect a Superior Transaction. We are required to pay Sun Cardinal and SCSF Cardinal a termination fee equal to an aggregate of $1.69 million (less the amount of the commitment fee previously paid under the Investment Agreement) in the event the Investment Agreement is terminated by reason of us entering into a definitive agreement with respect to a Superior Transaction.

Terms of the Offer

We are issuing to our stockholders as of the record date non-transferable rights to subscribe for an aggregate of up to 11,818,181 shares of our common stock. Each record date stockholder is being issued one non-transferable right for each share of our common stock owned as of 5:00 p.m., New York City time, on the record date (1 for 1).

Each right entitles the holder to purchase 0.3191 shares of our common stock, which we refer to as the subscription right, at a price of $5.50 per whole share, which we refer to as the subscription price. Rights may only be exercised in aggregate for whole numbers of shares of our common stock; no fractional shares of our common stock will be issued in this offering.

Rights holders who fully exercise their rights will be entitled to subscribe for additional shares of our common stock that remain unsubscribed as a result of any unexercised subscription rights, which we refer to as the remaining shares, in an amount equal to up to 20% of the shares for which such holders were otherwise entitled to subscribe pursuant to the subscription right (calculated prior to the exercise of any subscription rights), which we refer to as the over-subscription right. If sufficient remaining shares of our common stock are available, all over-subscription requests will be honored in full, subject to the 20% cap. Shares of our common stock acquired pursuant to the over-subscription right are subject to certain limitations and pro rata allocations. See “Over-Subscription Right” below.

We refer to the subscription rights and over-subscription rights collectively as rights. Rights may be exercised at any time during the subscription period, which commences on March 29, 2016, and ends at 5:00 p.m., New York City time, on April 14, 2016, the expiration date, unless extended by us.

The shares of our common stock issued upon the exercise of rights will be listed on the NYSE under the symbol “VNCE.” The rights will be evidenced by subscription certificates which will be mailed to stockholders, except as discussed below under “Foreign Stockholders.”

For purposes of determining the number of shares a rights holder may acquire in this offering, broker-dealers, trust companies, banks or others whose shares are held of record by Cede or by any other depository or nominee will be deemed to be the holders of the rights that are issued to Cede or the other depository or nominee on their behalf.

There is no minimum number of rights which must be exercised in order for this offering to close.

Over-Subscription Right

The over-subscription right allows rights holders to subscribe for an additional amount equal to up to 20% of the shares of our common stock for which rights holders were otherwise entitled to subscribe pursuant to the subscription right (calculated prior to the exercise of subscription rights). Rights holders should indicate on the subscription certificate that they submit with respect to the exercise of the rights issued to them how many additional shares of our common stock they are willing to acquire pursuant to the over-subscription right. If sufficient shares of our common stock are available, we will seek to honor over-subscription requests in full, subject to the 20% cap. If requests for shares of our common stock pursuant to the over-subscription right exceed the remaining shares available, the available remaining shares will be allocated pro-rata among rights holders who over-subscribe based on the subscription rights exercised. The percentage of remaining shares each over-subscribing rights holder may acquire will be rounded down to result in delivery of whole shares. The allocation process may involve a series of allocations to assure that the total number of remaining shares available for over-subscriptions is distributed on a pro-rata basis. The formula to be used in allocating the available excess shares is as follows:

Rights Holder’s Subscription Rights Exercised	X	Shares Available for Rights Holders Exercising Their Over-Subscription Right
Total Subscription Rights Exercised

Banks, brokers, trustees and other nominee holders of rights will be required to certify to the subscription agent, before any over-subscription right may be exercised with respect to any particular beneficial owner, as to the aggregate number of rights exercised pursuant to the subscription right and the number of shares subscribed for pursuant to the over-subscription right by such beneficial owner.

We will not offer or sell in connection with this offering any shares of common stock that are not subscribed for pursuant to the subscription right or the over-subscription right. Sun Cardinal and SCSF Cardinal, however, have agreed to backstop this offering pursuant to the Backstop Commitment. See “The Investment Agreement—The Backstop Commitment.”

Expiration of this Offer

This offering will expire at 5:00 p.m., New York City time, on April 14, 2016, unless extended by us, and rights may not be exercised thereafter.

Subject to the terms of the Investment Agreement, our Audit Committee may determine to extend the subscription period, and thereby postpone the expiration date, to the extent our Audit Committee determines that doing so is in the best interest of our stockholders.

Any extension of this offering will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release or such other means of announcement as we deem appropriate.

Determination of the Subscription Price

The $5.50 subscription price was set by our Audit Committee considering, among other things, input from the Company’s capital markets advisor and legal counsel. The Audit Committee of our board of directors consists entirely of independent directors who are not affiliated with Sun Capital Partners. In approving the subscription price, our Audit Committee considered, among other things, the following factors:

•	the historical and current market price of our common stock, including that the subscription price represents a discount of 12.3% to the average of the daily volume-weighted-average prices of our common stock on the NYSE of $6.27 per share from February 12, 2016 (the date we initially filed the registration statement related to this offering with the SEC) to March 14, 2016 (the last trading day for which information was available prior to the approval of the subscription price by our Audit Committee), and a discount of 24.9% to the closing price of our common stock on the NYSE of $7.33 per share on March 15, 2016 (the date our Audit Committee approved the subscription price);

•	the market price of our common stock since our receipt of the Commitment Letter from Sun Capital V;

•	the backstop subscription price at which Sun Cardinal and SCSF Cardinal were willing to provide the Backstop Commitment;

•	the fact that the rights will be non-transferable;

•	the fact that holders of rights will have an over-subscription right (See “Over-Subscription Right” above);

•	the low level of execution risk of raising of capital in this offering with the Backstop Commitment;

•	the terms and expenses of this offering relative to other alternatives for raising capital, including fees payable to Sun Cardinal, SCSF Cardinal and our advisors and our ability to access capital through such alternatives;

•	comparable precedent transactions, including the range of discounts to the market value (on an actual basis and a pro forma basis taking into account the subscription price and size of this offering) represented by the subscription prices in other rights offerings;

•	the size of this offering; and

•	the general condition of the securities market.

Subscription and Information Agent

Broadridge will act as the subscription and information agent in connection with this offering. Broadridge will receive for its administrative, processing, invoicing and other services a fee estimated to be approximately $11,750, plus reimbursement for all out-of-pocket expenses related to this offering.

Completed subscription certificates must be sent together with full payment of the subscription price for all whole shares subscribed for through the exercise of the subscription right and the over-subscription right to the subscription agent by one of the methods described below. We will accept only properly completed and duly executed subscription certificates actually received at any of the addresses listed below, at or prior to 5:00 p.m., New York City time, on the expiration date of this offering or by the close of business on the third business day after the expiration date of this offering following timely receipt of a notice of guaranteed delivery. See “Payment for Shares” below. In this prospectus, close of business means 5:00 p.m., New York City time, on the relevant date.

Subscription Certificate Delivery Method	Address/Number
By Notice of Guaranteed Delivery:	Contact an Eligible Guarantor Institution, which may include a commercial bank or trust company, a member firm of a domestic stock exchange or a savings bank or credit union, to notify us of your intent to exercise the rights.

By Hand or Overnight Courier:	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

By Regular Mail:	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693

Delivery to an address other than one of the addresses listed above may not constitute valid delivery and, accordingly, may be rejected by us.

Any questions or requests for assistance concerning the method of subscribing for shares or for additional copies of this prospectus or subscription certificates or notices of guaranteed delivery may be directed to the subscription agent at its telephone number and address listed below:

Broadridge Corporate Issuer Solutions, Inc.

Toll-free: +1 (855) 793-5068

Email: Shareholder@Broadridge.com

Stockholders may also contact their broker-dealers or nominees for information with respect to this offering.

Methods for Exercising Rights

Exercise of the Subscription Right

Rights are evidenced by subscription certificates that, except as described below under “Foreign Stockholders,” will be mailed to record date stockholders or, if a record date stockholder’s shares are held by a depository or nominee on his, her or its behalf, to such depository or nominee. Rights may be exercised by completing and signing the subscription certificate that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription certificate to the subscription agent, together with payment in full for the shares at the estimated subscription price by the expiration date of this offering. Rights may also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, to guarantee delivery of payment and delivery of a properly completed and duly executed subscription certificate pursuant to a notice of guaranteed delivery by the close of business on the third business day after the expiration date. A fee may be charged by your broker, trustee or other nominee for this service. Completed subscription certificates and related payments must be received by the subscription agent prior to 5:00 p.m., New York City time, on or before the expiration date (unless payment is effected by means of a notice of guaranteed delivery as described below under “Payment for Shares”) at the offices of the subscription agent at the address set forth above. All exercises of subscription rights are irrevocable.

Exercise of the Over-Subscription Right

Rights holders who fully exercise all rights issued to them may participate in the over-subscription right by indicating on their subscription certificate the number of shares of our common stock they are willing to acquire. If sufficient remaining shares of our common stock are available after the primary subscription, we will seek to honor over-subscriptions requests in full, subject to the 20% cap; otherwise remaining shares of our common stock will be allocated on a pro rata basis as described under “Over-Subscription Right” above. All exercises of over-subscription rights are irrevocable.

Record Date Stockholders Whose Shares are Held by a Nominee

Record date stockholders whose shares are held by a nominee, such as a bank, broker-dealer or trustee, must contact that nominee to exercise their rights. In that case, the nominee will complete the subscription certificate on behalf of the record date stockholder and arrange for proper payment by one of the methods set forth under “Payment for Shares” below.

Nominees

Nominees, such as brokers, trustees or depositories for securities, who hold shares for the account of others, should notify the respective beneficial owners of the shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the rights. If the beneficial owner so instructs, the nominee should complete the subscription certificate and submit it to the subscription agent with the proper payment as described under “Payment for Shares” below.

General

All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

We reserve the right to reject any exercise of subscription rights if such exercise is not in accordance with the terms of this offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any subscription certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

The Rights are Not Transferable

The rights are non-transferable and we do not intend to list the rights on any securities exchange or include them in any automated quotation system. Therefore, there will be no market for the rights.

Foreign Stockholders

Subscription certificates will not be mailed to foreign stockholders. Foreign stockholders will receive written notice of this offering. The subscription agent will hold the rights to which those subscription certificates relate for these stockholders’ accounts until instructions are received to exercise the rights, subject to applicable law.

Payment for Shares

Participating rights holders may choose between the following methods of payment:

(1)	A participating rights holder may send the subscription certificate together with payment for the shares acquired in the subscription right and any additional shares subscribed for pursuant to the over-subscription right to the subscription agent based on the subscription price of executed subscription certificate, must be received by the subscription agent at one of the subscription agent’s offices set forth above (see “—Subscription Agent”), at or prior to 5:00 p.m., New York City time, on the expiration date.

(2)	A participating rights holder may request an Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Exchange Act to send a notice of guaranteed delivery or otherwise guaranteeing delivery of (i) payment of the full subscription price for the whole shares subscribed for in the subscription right and any additional shares subscribed for pursuant to the over-subscription right and (ii) a properly completed and duly executed subscription certificate. The subscription agent will not honor a notice of guaranteed delivery unless a properly completed and duly executed subscription certificate and full payment for the shares is received by the subscription agent at or prior to 5:00 p.m., New York City time, on April 19, 2016, unless this offering is extended by us.

All payments by a participating rights holder must be in U.S. dollars by money order or check or bank draft drawn on a bank or branch located in the United States and payable to Broadridge Corporate Issuer Solutions, Inc. Payment also may be made by wire transfer to U.S. Bank National Association, ABA # 123000848, Account # 153910728465, Broadridge FBO Vince Holding Corp., with reference to the rights holder’s name. The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the shares.

The method of delivery of subscription certificates and payment of the subscription price to us will be at the election and risk of the participating rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m., New York City time, on the expiration date or the date guaranteed payments are due under a notice of guaranteed delivery (as applicable). Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.

Whichever of the two methods described above is used, issuance of the shares purchased is subject to collection of checks and actual payment. If a participating rights holder who subscribes for shares as part of the subscription right or over-subscription right does not make payment of any amounts due by the expiration date, the date guaranteed payments are due under a notice of guaranteed delivery or within ten business days of the confirmation date, as applicable, the subscription agent reserves the right to take any or all of the following actions: (i) reallocate the shares to other participating rights holders in accordance with the over-subscription right; (ii) apply any payment actually received by it from the participating rights holder toward the purchase of the greatest whole number of shares which could be acquired by such participating rights holder upon exercise of the primary subscription and/or the over-subscription right; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for shares.

All questions concerning the timeliness, validity, form and eligibility of any exercise of rights will be determined by us, whose determinations will be final and binding. We may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine. The subscription agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

Participating rights holders will have no right to rescind their subscription after receipt of their payment for shares.

Delivery of Shares

Stockholders whose shares are held of record by Cede or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of Cede or the other depository or nominee. With respect to all other stockholders, stock certificates for all shares acquired will be mailed after payment for all the shares subscribed for has cleared, which may take up to 15 business days from the expiration date.

Termination

Unless approved by our entire board of directors (and not a committee thereof), this offering may only be terminated with the consent of Sun Cardinal and SCSF Cardinal or after the termination of the Investment Agreement in accordance with its terms. The Investment Agreement may be terminated by us if we have entered into a definitive agreement to effect a Superior Transaction. In the event of such termination, we will owe Sun Cardinal and SCSF Cardinal a termination fee equal to an aggregate of $1.69 million (less the amount of the commitment fee previously paid under the Investment Agreement). See “The Investment Agreement—Termination.” If this offering is terminated, all rights will expire without value and we will promptly arrange for the refund, without interest or penalty, of all funds received from rights holders. All monies received by the subscription agent in connection with this offering will be held by the subscription agent, on our behalf, in a segregated interest-bearing account at a negotiated rate. All such interest shall be payable to us even if we determine to terminate this offering and return your subscription payment.

Ownership Restrictions

We will require each rights holder exercising its rights to represent to us in the subscription certificate that, together with any of its affiliates or associates, it will not beneficially own more than 14.99% of our outstanding shares of common stock (calculated immediately upon closing of this offering after giving effect to the Backstop Commitment) as a result of the exercise of rights. With respect to any rights holder who already beneficially owns in excess of 14.99% of our outstanding shares of common stock (other than Sun Cardinal and SCSF Cardinal and their affiliates), we will require such holders to represent to us in the subscription certificate that they will not, via the exercise of their rights, increase their proportionate interest in our common stock.

Any rights holder found to be in violation of either such representation will have granted to us in the subscription certificate, with respect to any such excess shares, (1) an irrevocable proxy and (2) a right for a limited period of time to repurchase such excess shares at the lesser of the subscription price and market price, each as set forth in more detail in the subscription certificate.

No Recommendation to Stockholders

Neither our board of directors nor our Audit Committee has made, nor will they make, any recommendation to stockholders regarding the exercise of rights under this offering. We cannot predict the price at which our shares of common stock will trade after this offering. You should consult with your legal, tax and financial advisors prior to making your independent investment decision about whether or not to exercise your rights.

As of the record date, Sun Capital Partners and its affiliates beneficially owned approximately 55.3% of our common stock, and four of our eight directors are affiliated with Sun Capital Partners, Sun Cardinal and SCSF Cardinal. You should not view the intentions of Sun Cardinal or SCSF Cardinal as a recommendation or other indication, by them, Sun Capital Partners or any member of our board of directors, regarding whether the exercise of the subscription rights is or is not in your best interests.

Stockholders who exercise rights risk investment loss on new money invested. We cannot assure you that the market price for our common stock will remain above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. If you do not exercise or sell your rights, you will lose any value represented by your rights, and if you do not exercise your rights in full, your percentage ownership interest in the Company will be diluted. For more information on the risks of participating in this offering, see the section of this prospectus entitled “Risk Factors.”

Effect of This Offering on Existing Stockholders; Interests of Certain Stockholders, Directors and Officers

After giving effect to this offering, assuming that it is fully subscribed, we would have approximately          shares of common stock outstanding, representing an increase of approximately 31.9% in our outstanding shares as of the record date. If you fully exercise the rights that we distribute to you, your proportional interest in us will remain the same. If you do not exercise any rights, or you exercise less than all of your rights, your interest in us will be diluted, as you will own a smaller proportional interest in us compared to your interest prior to this offering.

As of the record date, Sun Capital Partners and its affiliates beneficially owned approximately 55.3% of our common stock. Sun Capital Partners and its affiliates will have the right to subscribe for and purchase shares of our common stock under the subscription right and the over-subscription right, but they have no obligation to do so.

If all of our stockholders, including Sun Capital Partners and its affiliates, exercise the subscription rights issued to them and this offering is therefore fully subscribed, the beneficial ownership percentages of Sun Capital Partners and its affiliates will not change. Assuming that no holders, including Sun Capital Partners and its affiliates, exercise their rights in this offering, Sun Cardinal and SCSF Cardinal will acquire 11,818,181 shares of our common stock at the subscription price pursuant to the Backstop Commitment, following which (1) Sun Capital Partners and its affiliates would beneficially own approximately 66.1% of our outstanding common stock and (2) all other holders would beneficially own approximately 33.9% of our outstanding common stock. All ownership percentages described in this paragraph are based upon out outstanding common stock and the beneficial ownership of Sun Capital Partners and its affiliates as of the record date. Except as a result of any increase in its ownership of our common stock and related rights, Sun Capital Partners and its affiliates will not obtain any additional governance or control rights as a result of this offering.

The number of shares of our common stock outstanding listed in each case above assumes that (1) all of the other shares of our common stock issued and outstanding on the record date will remain issued and outstanding and owned by the same persons as of the closing of this offering and (2) we will not issue any shares of common stock in the period between the record date and the closing of this offering.

Further, by virtue of Sun Capital Partners’ and its affiliates’ ownership, they are able to control or otherwise exert substantial influence over us, including our business strategy and policies, mergers or other business combinations, acquisition or disposition of assets, future issuances of our common stock, debt or other securities, the incurrence of debt or obtaining other sources of financing, and other matters relating to our business and operations. So long as Sun Capital Partners and its affiliates continue to control a majority of the Company’s outstanding capital stock, they will continue to exert substantial influence over us and will have the ability to determine the outcome of any matters submitted to a vote of our stockholders.

Sun Capital Partners’ interests may not always be consistent with our interests or with the interests of our other stockholders. To the extent that conflicts of interest may arise between us and Sun Capital Partners and its affiliates, those conflicts may be resolved in a manner adverse to us or our other stockholders.

In addition, Sun Cardinal and SCSF Cardinal will be entitled to certain registration rights with respect to any shares of our common stock they acquire under the Backstop Commitment, pursuant to the Registration Agreement, dated as of February 20, 2008, among us, Sun Cardinal, SCSF Cardinal and the other investors party thereto. See “The Investment Agreement—Registration Rights” for more information.

Material U.S. Federal Income Tax Treatment of Rights Distribution

The receipt and exercise of subscription rights by stockholders should generally not be taxable for U.S. federal income tax purposes. You should seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See “Material U.S. Federal Income Tax Consequences.”

Shares of Our Common Stock Outstanding After this Offering

As of the record date, 37,039,876 shares of our common stock were issued and outstanding. Assuming no additional shares of common stock have been or will be issued by the Company after the record date and prior to consummation of this offering and assuming it is fully subscribed, we expect approximately 48,858,057 shares of our common stock will be outstanding immediately after completion of this offering.

Other Matters

We are not making this offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. We may delay the commencement of this offering in those states or other jurisdictions, or change the terms of this offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. We may decline to make modifications to the terms of this offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in this offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in this offering.

THE INVESTMENT AGREEMENT

The Backstop Commitment

On December 9, 2015, we entered into the Commitment Letter with Sun Capital V that provided us with an amount equal to $65.0 million of cash proceeds, or the Contribution Obligation, in the event that we consummated a rights offering. Such Contribution Obligation would be reduced by the aggregate proceeds received from a completed rights offering. Pursuant to the Commitment Letter, we were required, simultaneously with the funding of the Contribution Obligation by Sun Capital V, or one or more of its affiliates, to issue to Sun Capital V or one or more of its affiliates the applicable number of shares of our common stock at a price calculated in accordance with the terms of the Commitment Letter. In the event a rights offering did not commence on or before March 8, 2016, the Commitment Letter required that we pay Sun Capital V a commitment fee equal to $950,000 as of the earlier of the completion of such offering or the funding of the Contribution Obligation. Sun Capital V subsequently extended the commencement deadline to March 29, 2016.

On March 15, 2016, we entered into an Investment Agreement, or the Investment Agreement, with Sun Cardinal and SCSF Cardinal, which are affiliates of Sun Capital Partners, pursuant to which we have agreed to issue and sell to Sun Cardinal and SCSF Cardinal, and Sun Cardinal and SCSF Cardinal have agreed to purchase from us, an aggregate number of shares of our common stock equal to (x) $65.0 million, minus (y) the aggregate proceeds of this offering, at a price per share equal to the subscription price, subject to the terms and conditions of the Investment Agreement. We refer to the transactions contemplated by the Investment Agreement as the Backstop Commitment. The Investment Agreement supersedes the Commitment Letter.

As of the record date, Sun Capital Partners and its affiliates, including Sun Cardinal and SCSF Cardinal, beneficially owned approximately 55.3% of our common stock, and four of our eight directors are affiliated with Sun Capital Partners, Sun Cardinal and SCSF Cardinal. As holders of our common stock on the record date, Sun Cardinal, SCSF Cardinal and their affiliates will have the right to exercise their subscription rights and their over-subscription rights in this offering, although they are not required to do so. See “The Rights Offering—Effect of Rights Offering on Existing Stockholders; Interests of Certain Stockholders, Directors and Officers.”

Commitment Fee and Expense Reimbursement

Under the Investment Agreement, the $950,000 commitment fee contemplated by the Commitment Letter will be payable to Sun Cardinal and SCSF Cardinal in the event this offering does not commence on or before March 29, 2016, with payment due upon the earliest of the completion of this offering, the funding of the Contribution Obligation or the termination of the Investment Agreement. This offering will be deemed to commence on the date the rights to purchase new shares of our common stock are distributed to our stockholders.

Regardless of whether the transactions contemplated by the Investment Agreement are consummated, we have agreed to reimburse Sun Cardinal and SCSF Cardinal for all reasonable out-of-pocket fees and expenses (including attorneys’ fees and expenses) incurred by them in connection with the Investment Agreement and the transactions contemplated thereby, other than in the event the Investment Agreement is terminated due to a breach by Sun Cardinal or SCSF Cardinal.

Closing Conditions

The closing of the transactions contemplated by the Investment Agreement is subject to the satisfaction or waiver of customary conditions, including (i) receipt of all applicable regulatory approvals, including under the Hart-Scott-Rodino Act, (ii) compliance with covenants, (iii) the accuracy of representations and warranties set forth in the Investment Agreement, (iv) the absence of a material adverse effect on the Company or on the ability of Sun Cardinal and SCSF Cardinal to perform their obligations under the Investment Agreement, (vi) the effectiveness of the registration statement related to this offering, (vii) consummation of this offering and (v) approval for listing on the NYSE of shares of our common stock to be issued in this offering.

Termination

The Investment Agreement may be terminated at any time prior to the closing of the transactions contemplated by the Investment Agreement as follows:

•	by mutual written agreement of Sun Cardinal, SCSF Cardinal and us;

•	by any party, in the event the closing of the transactions contemplated by the Investment Agreement does not occur by April 30, 2016;

•	by any party, if any governmental entity shall have taken action prohibiting any of the contemplated transactions; and

•	by Sun Cardinal and SCSF Cardinal, if we breach any of our representations, warranties, covenants or agreements set forth in the Investment Agreement that would result in the applicable condition to closing not being satisfied, and such breach is not cured within 10 days of receipt of written notice by Sun Cardinal and SCSF Cardinal;

•	by us, if Sun Cardinal and SCSF Cardinal breach any of their representations, warranties, covenants or agreements set forth in the Investment Agreement that would result in the applicable condition to closing not being satisfied, and such breach is not cured within 10 days of receipt of written notice by us; or

•	by either party if we enter into a definitive agreement with respect to a Superior Transaction, subject to payment by us of the termination fee described below.

In general, a Superior Transaction is defined in the Investment Agreement as (1) a debt or equity financing transaction (other than this offering and the Backstop Commitment) or (2) a transaction involving the sale of 50% or more of our total voting power or of all or substantially all of our consolidated assets, that, in either case, our Board (or a committee thereof consisting only of disinterested directors) determines in good faith is in the best interests of our stockholders, including, in the case of a debt or equity financing transaction, a determination that such transaction would provide us with liquidity in an amount in excess of that expected to result from this offering and the Backstop Commitment or result in more favorable economic terms for us than this offering and the Backstop Commitment.

We are required to pay Sun Cardinal and SCSF Cardinal a termination fee equal to an aggregate of $1.69 million in the event the Investment Agreement is terminated by reason of us entering into a definitive agreement with respect to a Superior Transaction. If the commitment fee described above becomes payable, the termination fee is reduced by the amount of the commitment fee.

Indemnification

We have agreed to indemnify Sun Cardinal, SCSF Cardinal and their affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of this offering and the related registration statement and prospectus (other than with respect to statements made in reliance on information provided to us in writing by Sun Cardinal and SCSF Cardinal for use herein) and claims, suits or proceedings challenging the authorization, execution, delivery, performance or termination of a rights offering, the Investment Agreement and certain ancillary agreements and/or any of the transactions contemplated thereby, other than losses arising out of or related to any breach by Sun Cardinal and SCSF Cardinal of the Investment Agreement.

Sun Cardinal and SCSF Cardinal have agreed to indemnify the Company and its affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of or relating to statements or omissions in the registration statement or prospectus for this offering (or any amendment or supplement thereto) made in reliance on or in conformity with written information relating to Sun Cardinal or SCSF Cardinal furnished to us by or on behalf of Sun Cardinal or SCSF Cardinal expressly for use therein.

Registration Rights

The purchase of shares of our common stock by Sun Cardinal and SCSF Cardinal pursuant to the Backstop Commitment would be effected in a transaction exempt from the registration requirements of the Securities Act and would not be registered pursuant to the registration statement of which this prospectus forms a part. Sun Cardinal and SCSF Cardinal will be entitled to certain registration rights with respect to any shares of our common stock they acquire in this offering or pursuant to the Backstop Commitment, pursuant to the Registration Agreement, dated as of February 20, 2008, among us, Sun Cardinal, SCSF Cardinal and the other investors party thereto. Pursuant to the terms of that agreement, holders of at least a majority of “Sun Registrable Securities” (which include (i) shares of our common stock originally issued to Sun Capital Partners and its affiliates, including Sun Cardinal and SCSF Cardinal; (ii) all shares of our common stock or our other securities issuable upon the conversion, exercise or exchange of our common stock in connection with certain reorganization transactions; and (iii) any other shares of our common stock or our other securities held by persons holding the securities described in clauses (i) and (ii)) are entitled to request that we register its shares on a registration statement on one or more occasions in the future. Sun Capital Partners and its affiliates, including Sun Cardinal and SCSF Cardinal, and the other investors party to the registration agreement are also eligible to participate in certain registered offerings by us, subject to the restrictions in the registration rights agreement. We are obligated, within 30 days of receiving a request for registration, to file with the SEC a registration statement with respect to such registrable securities. In addition, we are obligated to use our best efforts to make short-form registrations on Form S-3 available for the sale of registrable securities. We will pay the expenses of the investors party to the registration agreement in connection with their exercise of the rights described in this paragraph, other than underwriting commissions or selling commissions attributable to the registrable securities sold by the holders thereof, as well reimburse the holders of registrable securities included in any registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the registrable securities included in such registration. Our obligation to bear all registration expenses is absolute and does not depend on whether any contemplated offering is completed or whether any registration statement is declared effective.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States Federal income tax consequences of the receipt of rights in this offering and of the exercise, sale or other disposition and expiration of those rights to U.S. holders (as defined below) of our common stock that hold such stock as a capital asset for Federal income tax purposes. This discussion is based upon existing United States Federal income tax law, which is subject to differing interpretations or change (possibly with retroactive effect). This discussion applies only to U.S. holders and does not address all aspects of Federal income taxation that may be important to particular holders in light of their individual investment circumstances or to holders who may be subject to special tax rules, including, without limitation, holders of preferred stock, partnerships (including any entity or arrangement treated as a partnership for Federal income tax purposes), holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, non-U.S. holders, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, or who acquired common stock pursuant to the exercise of compensatory stock options or otherwise as compensation, all of whom may be subject to tax rules that differ significantly from those summarized below.

We have not sought, and will not seek, a ruling from the IRS regarding the Federal income tax consequences of this offering or the related share issuance. The following discussion does not address the tax consequences of this offering or the related share issuance under foreign, state, or local tax laws. Accordingly, each holder of our common stock is urged to consult its tax advisor with respect to the particular tax consequences of this offering or the related share issuance to such holder.

For purposes of this description, a “U.S. holder” is a holder that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation or other entity taxable as a corporation that is organized in or under the laws of the U.S. or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust).

The following discussion of certain material United States Federal income tax considerations of the receipt of rights in this offering and of the exercise, sale or other disposition and expiration of those rights is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of the receipt of rights in this offering and of the exercise, sale or other disposition and expiration of those rights, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

Receipt of the Rights

The distribution of the rights should be a non-taxable stock dividend under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the Code. This position is not binding on the IRS, or the courts, however. If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the rights would be taxable to holders of our common stock as a dividend to the extent of our current and accumulated earnings and profits with any excess being treated as a return of basis to the extent thereof and then as capital gain.

The distribution of the rights would be taxable as described above under Section 305(b) of the Code if it were treated as a distribution or part of a series of distributions, including deemed distributions, that have the effect of the receipt of cash or other property by some of our stockholders and an increase in the proportionate interest of other of our stockholders in our assets or earnings and profits. Distributions having this effect are referred to as disproportionate distributions. We will adjust the terms of our outstanding stock options to the extent necessary to prevent the distribution of the rights from being treated as part of a disproportionate distribution. In addition, the terms of our restricted stock plan provide for the crediting of shares of restricted stock held by certain of our employees against our withholding tax obligations when those shares vest, and the terms of our stock options provide for the crediting of shares underlying such options against our withholding tax obligations when those options are exercised. While the holders of our restricted stock and stock options could be treated as receiving cash with respect to such shares in these transactions, the transactions are unlikely to cause the distribution of the rights to be considered part of a disproportionate distribution because of their infrequency, their resemblance to redemptions for U.S. federal income tax purposes, and their relatively small size.

The remaining description assumes that holders of our common stock will not be subject to U.S. federal income tax on the receipt of a right.

Tax Basis and Holding Period of the Rights

If the aggregate fair market value of the rights at the time they are distributed is less than 15% of the aggregate fair market value of our common stock at such time, the basis of the rights issued to you should be zero unless you elect to allocate a portion of your basis of previously owned common stock to the rights issued to you in this offering. However, if the aggregate fair market value of the rights at the time they are distributed is 15% or more of the aggregate fair market value of our common stock at such time, or if you elect to allocate a portion of your basis of previously owned common stock to the rights issued to you in this offering, then your basis in previously owned common stock should be allocated between such common stock and the rights based upon the relative fair market value of such common stock and the rights as of the date of the distribution of the rights. Thus, if such an allocation is made and the rights are later exercised, the basis in the common stock you originally owned should be reduced by an amount equal to the basis allocated to the rights. This election is irrevocable if made and would apply to all of the rights received pursuant to this offering. The election must be made in a statement attached to your Federal income tax return for the taxable year in which the rights are distributed.

The holding period for the rights received in this offering should include the holding period for the common stock with respect to which the rights were received.

Expiration of the Rights

If the rights expire without exercise while you continue to hold the shares of our common stock with respect to which the rights are received, you should recognize no loss and your tax basis in the common stock with respect to which the rights were received should equal its tax basis before receipt of the rights. If the rights expire without exercise after you have disposed of the shares of our common stock with respect to which the rights are received, you should consult your tax advisor regarding your ability to recognize a loss (if any) on the expiration of the rights.

Exercise of the Rights; Tax Basis and Holding Period of the Shares

The exercise of the rights received in this offering should not result in any gain or loss to you. Generally, the tax basis of our common stock acquired through exercise of the rights should be equal to the sum of:

•	the subscription price per whole share; and

•	the basis, if any, in the rights that you exercised, determined as described in “—Tax Basis of the Rights” above.

The holding period for a share of our common stock acquired upon exercise of a right should begin with the date of exercise.

If you exercise the rights received in this offering after disposing of the shares of our common stock with respect to which the rights are received, you should consult your tax advisor regarding the potential application of the “wash sale” rules under Section 1091 of the Code.

Sale or Other Disposition of the Rights Shares

If a U.S. holder sells or otherwise disposes of the shares received as a result of exercising a right, such U.S. holder’s gain or loss recognized upon that sale or other disposition should be a capital gain or loss assuming the share is held as a capital asset at the time of sale. This gain or loss should be long-term if the share has been held at the time of sale for more than one year.

Information Reporting and Backup Withholding

Payments made to you of proceeds from the sale of rights shares may be subject to information reporting to the IRS and possible U.S. federal backup withholding. Backup withholding should not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

As soon as practicable after the record date, rights will be distributed to holders who owned shares of our common stock as of the close of business on the record date. If you wish to exercise your rights and purchase shares of our common stock in this offering, you should timely comply with the procedures described in “The Rights Offering.”

We are not aware of any existing agreements between any stockholder, broker, dealer or underwriter or agreement relating to the sale or distribution of the common stock underlying the rights.

We have agreed to pay the subscription agent and the information agent customary fees plus certain expenses in connection with this offering.

Some of our employees may solicit responses from you as a holder of rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with this offering will be approximately $1.4 million.

If you have any questions, you should contact the information agent as provided in “The Rights Offering—Information Agent.”

LEGAL MATTERS

The validity of the rights and the shares of our common stock offered by this prospectus have been passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of one or more partnerships that are investors in one or more investment funds affiliated with Sun Capital Partners. Kirkland & Ellis LLP represents entities affiliated with Sun Capital Partners and its affiliates in connection with legal matters.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain documents that we have filed with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference our:

•	Annual Report on Form 10-K for the year ended January 31, 2015 (filed with the SEC on March 27, 2015);

•	Quarterly Reports on Form 10-Q for the quarters ended May 2, 2015 (filed with the SEC on June 10, 2015), August 1, 2015 (filed with the SEC on September 8, 2015) and October 31, 2015 (filed with the SEC on December 10, 2015);

•	Current Reports on Form 8-K filed with the SEC on June 4, 2015 (excluding the Current Report filed on June 4, 2015 furnishing information under Item 2.02), June 26, 2015, July 14, 2015, September 3, 2015 (except information furnished under Item 2.02 therein), October 23, 2015, November 27, 2015, January 14, 2016, March 11, 2016 and March 16, 2016; and

•	The section entitled “Description of Capital Stock—Common Stock” located on page 121 of our Registration Statement on Form S-1 originally filed with the SEC on June 26, 2014.

We incorporate by reference the documents listed above and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities described in this prospectus; provided, however, that notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:

Vince Holding Corp.

Attention: General Counsel and Secretary

500 5th Avenue, 20th Floor

New York, New York 10110

(212) 515-2600

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We make periodic filings and other filings required to be filed by us as a reporting company under sections 13 and 15(d) of the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov that contains the reports, proxy and information statements, and other information that we file with the SEC. Also visit us at investors.vince.com. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus.

You may obtain copies of this prospectus and the documents incorporated by reference without charge by writing to our corporate secretary at 500 5th Avenue, 20th Floor, New York, New York 10110. You may refer any questions regarding this offering to Broadridge, our information agent:

Broadridge Corporate Issuer Solutions, Inc.

Toll-free: +1 (855) 793-5068

Email: Shareholder@Broadridge.com

For information regarding replacement of lost rights certificates, you may contact Broadridge by calling toll-free number above or at the appropriate address below:

By Hand or Overnight Courier:	By Regular Mail:
Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693

VINCE HOLDING CORP.

Up to 11,818,181 Shares of Common Stock

Issuable Upon Exercise of Rights to Subscribe for Such Shares at $5.50 per Share

                    , 2016

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with the offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. We will bear all expenses shown below.

SEC registration fee	$6,546
NYSE listing fee	$57,000
Accounting fees and expenses	$65,000
Legal fees and expenses	$575,000
Subscription agent fees and expenses	$11,750
Printing and engraving expenses	$22,000
Other(1)	$625,000

Total	$1,362,296

(1)	Fees payable to our capital markets advisor.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

In addition, we are party to indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Pursuant to the Investment Agreement filed as Exhibit 10.1 to this registration statement, we have agreed to indemnify Sun Capital Fund V, L.P. and Sun Capital Fund V, L.P. has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 16. Exhibits.

The exhibit index attached hereto is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 16, 2016.

VINCE HOLDING CORP.

By:	/s/ Brendan L. Hoffman
	Name:	Brendan L. Hoffman
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on March 16, 2016.

Signature	Title

* Brendan L. Hoffman	Chief Executive Officer and Director (Principal Executive Officer)

/s/ David Stefko David Stefko	Chief Financial Officer (Principal Financial and Accounting Officer)

* Jonathan H. Borell	Director

* Robert A. Bowman	Director

* Mark E. Brody	Director

* Jerome Griffith	Director

* Marc J. Leder	Director

* Steven M. Liff	Director

* Eugenia Ulasewicz	Director

*  The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to Registration Statement on Form S-3 pursuant to the Power of Attorney executed by the above-named persons and previously filed with the Securities and Exchange Commission on behalf of such persons.

/s/ David Stefko David Stefko, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended & Restated Certificate of Incorporation of Vince Holding Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on November 27, 2013)

4.2	Amended & Restated Bylaws of Vince Holding Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on November 27, 2013)

4.3	Specimen Certificate for Shares of Common Stock of Registrant (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-196776) filed with the Securities Exchange Commission on June 16, 2014).

4.4*	Form of Subscription Certificate to Purchase Rights for Common Stock of Registrant

4.5*	Form of Notice to Stockholders who are Record Holders

4.6*	Form of Notice to Stockholders who are Acting as Nominees

4.7*	Form of Notice to Clients of Stockholders who are Acting as Nominees

4.8*	Form of Notice of Guaranteed Delivery

4.9*	Form of Beneficial Owner Election Form

4.10*	Form of Nominee Holder Election Form

4.11	Registration Agreement, dated as of February 20, 2008, among Apparel Holding Corp., Sun Cardinal, LLC, SCSF Cardinal, LLC and the Other Investors party thereto (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-191336) filed with the Securities Exchange Commission on September 24, 2013)

5.1	Opinion of Kirkland & Ellis LLP

10.1	Investment Agreement, dated as of March 15, 2016, by and between Registrant, Sun Cardinal, LLC and SCSF Cardinal, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on March 16, 2016).

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1 hereto)

24.1*	Powers of Attorney of the Chief Executive Officer, Chief Financial Officer and each director of Vince Holding Corp. (included on the signature page thereto)

*	Previously filed.